BONTANG IV

                    TRUSTEE AND PAYING AGENT AGREEMENT

                                   among


            PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
                                (PERTAMINA)



                        VIRGINIA INDONESIA COMPANY
                           OPICOIL HOUSTON, INC.
                      VIRGINIA INTERNATIONAL COMPANY
                        ULTRAMAR INDONESIA LIMITED
                    UNION TEXAS EAST KALIMANTAN LIMITED
                     UNIVERSE GAS & OIL COMPANY, INC.
                              TOTAL INDONESIE
                          UNOCAL INDONESIA, LTD.
                         INDONESIA PETROLEUM, LTD.


                                    and


                      CONTINENTAL BANK INTERNATIONAL





                        Dated as of August 26, 1991

                             TABLE OF CONTENTS

                                                                       PAGE

ARTICLE 1: DEFINED TERMS . . . . . . . . . . . . . . . . . . . 2

ARTICLE 2: RECEIPT OF PAYMENTS WITH RESPECT TO LNG . . . . . .15

2.1 Designation of Bontang IV Trustee and
    Bontang IV General Account . . . . . . . . . . . . . . . .15
2.2  Bontang IV Trust Funds. . . . . . . . . . . . . . . . . .15
2.3  Allocation of Amounts Received. . . . . . . . . . . . . . .   16

ARTICLE 3: POWER TO BORROW AND ENTER INTO INTEREST
           RATE SWAPS. . . . . . . . . . . . . . . . . . . . .17

3.1        Enumeration of Powers . . . . . . . . . . . . . . .17
3.2        Accumulation of Debt Service. . . . . . . . . . . .19
3.3        Payment of Debt Service . . . . . . . . . . . . . .25
3.4        Borrowing Instructions. . . . . . . . . . . . . . .31
3.5        Disbursement Trust; Payment Instructions. . . . . .32
3.6        Duties of Bontang IV Trustee with
           Respect to Instructions . . . . . . . . . . . . . .34
3.7        Bontang IV Depositaries . . . . . . . . . . . . . .34

ARTICLE 4: ESTABLISHMENT OF BONTANG IV PAYMENT ACCOUNT . . . .35

4.1        Bontang IV Payment Account. . . . . . . . . . . . .35
4.2        Funds to be Deposited . . . . . . . . . . . . . . .36

ARTICLE 5: DISBURSEMENTS WITH RESPECT TO PROCESSING CHARGES. .36

5.1        Submission and Payment. . . . . . . . . . . . . . .36
5.2        Payment Procedures. . . . . . . . . . . . . . . . .36

ARTICLE 6: DISBURSEMENTS WITH RESPECT TO OTHER CHARGES . . . .37

6.1        Submission and Payment. . . . . . . . . . . . . . .37
6.2        Payment Procedures. . . . . . . . . . . . . . . . .37

ARTICLE 7: DISBURSEMENTS WITH RESPECT TO SHARING
           PERCENTAGES . . . . . . . . . . . . . . . . . . . .37

7.1        Approved Level of Working Capital; Sharing
           Percentages . . . . . . . . . . . . . . . . . . . .37
7.2        Charging of Amounts Payable; Payment of Excess. . .38
7.3        Accountants . . . . . . . . . . . . . . . . . . . .38
7.4        Arrangements for Payment. . . . . . . . . . . . . .40

                                                                       PAGE
7.5        Special Disbursement Instructions . . . . . . . . .40
7.6        Payment Procedures. . . . . . . . . . . . . . . .  41
7.7        Receipt of Special Disbursements. . . . . . . . . .41

ARTICLE 8: PROCEDURES RESPECTING ACCOUNTS UNDER
           THIS AGREEMENT. . . . . . . . . . . . . . . . . . .41

8.1        Accounting for Assets . . . . . . . . . . . . . . .41
8.2        Reports . . . . . . . . . . . . . . . . . . . . . .42
8.3        Producer Accounts . . . . . . . . . . . . . . . . .43

ARTICLE 9: INVESTMENT OF FUNDS HELD IN ACCOUNTS UNDER
           THIS AGREEMENT. . . . . . . . . . . . . . . . . . .43

9.1        Permitted Investments . . . . . . . . . . . . . . .43
9.2        Prudence and Yield. . . . . . . . . . . . . . . . .45
9.3        Interest Allocation . . . . . . . . . . . . . . . .45

ARTICLE 10:   CONCERNING THE BONTANG IV TRUSTEE. . . . . . . .45

10.1       Duties. . . . . . . . . . . . . . . . . . . . . . .45
10.2       Compensation. . . . . . . . . . . . . . . . . . . .46
10.3       Resignation . . . . . . . . . . . . . . . . . . . .46
10.4       Appointment of Successor. . . . . . . . . . . . . .47
10.5       Application to Court. . . . . . . . . . . . . . . .47
10.6       Successor Vested with Rights. . . . . . . . . . . .47
10.7       Payments After Notice . . . . . . . . . . . . . . .47
10.8       Indemnification . . . . . . . . . . . . . . . . . .48
10.9       Trustee in Individual Capacity. . . . . . . . . . .48

ARTICLE 11:   DEBT SERVICE ALLOCATION. . . . . . . . . . . . .48

11.1       Debt Service Allocation Definitions . . . . . . . .48
11.2       Estimated Debt Service Percentages. . . . . . . . .51
11.3       Aggregate Dollar Share. . . . . . . . . . . . . . .52
11.4       Pro Rata Treatment. . . . . . . . . . . . . . . . .53
11.5       Income From the Disbursement Trust. . . . . . . . .53

ARTICLE 12:   MISCELLANEOUS. . . . . . . . . . . . . . . . . .53

12.1       Counterparts; Term. . . . . . . . . . . . . . . . .53
12.2       Disputes. . . . . . . . . . . . . . . . . . . . . .53
12.3       Notices . . . . . . . . . . . . . . . . . . . . . .54
12.4       Incumbency Certificates; Notices. . . . . . . . . .56
12.5       No Amendment Exception Writing. . . . . . . . . . .58
12.6       Governing Law . . . . . . . . . . . . . . . . . . .58

                              BONTANG IV
                    TRUSTEE AND PAYING AGENT AGREEMENT



     THIS AGREEMENT, made as of the 26th day of August, 1991 among PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("Pertamina"); VIRGINIA INDONESIA COMPANY ("Vico"), OPICOIL HOUSTON, INC., VIRGINIA INTERNATIONAL COMPANY, ULTRAMAR INDONESIA LIMITED,
UNION
TEXAS EAST KALIMANTAN LIMITED, UNIVERSE GAS & OIL COMPANY, INC., TOTAL INDONESIE ("Total"), UNOCAL INDONESIA, LTD. ("Unocal"), and INDONESIA PETROLEUM, LTD. ("Inpex"); and CONTINENTAL BANK INTERNATIONAL (the "Bontang IV Trustee"), as Trustee and Paying Agent;

                            W I T N E S S E T H

     WHEREAS, Pertamina, in collaboration with the Contractors
(such expression and certain other capitalized expressions used in these Recitals have the meanings set forth in Article 1 hereof) has executed the LNG Sales Contract;

     WHEREAS, the LNG Sales Contract provides that the Buyers shall pay amounts due thereunder to a bank in, the United States designated by Pertamina;

     WHEREAS, under the Supply Agreements:

          (i) each of the Contractors has agreed to make available, for sale and delivery by Pertamina under the LNG Sales
Contract, a portion of the LNG sold thereunder;

          (ii) Pertamina has assigned to each Contractor a percentage of certain amounts paid or payable by the Buyers thereunder;

          (iii) Pertamina and the Contractors have agreed that certain payments made by the Buyers shall be remitted directly to a bank in the United States selected by Pertamina and the Contractors which will serve as Trustee and Paying Agent for the purposes of causing the due payment in an orderly administrative manner of certain costs and expenses of Pertamina and of each Contractor incurred in the processing and sale of the LNG of each such party;

     WHEREAS, Pertamina and the Contractors wish to authorize the Bontang IV Trustee to borrow funds from time to time to pay for certain costs incurred and to be incurred in connection with Financed Capital Projects;

     WHEREAS, Pertamina, the Contractors and Continental Bank
International have previously entered into certain trustee and paying agent agreements and may in the future enter into other such agreements; and

     WHEREAS, Pertamina and the Contractors wish to set forth arrangements whereby certain amounts paid with respect to the LNG Sales Contract and certain other agreements will be received, held, managed and disbursed by the Bontang IV Trustee upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:


                                 ARTICLE 1

                               DEFINED TERMS

     The following defined terms shall have the meanings set forth below, such meanings to be applicable to both the singular and the plural forms of such expressions:

     "Accountants" shall have the meaning set forth in Section 7.3.

     "Affected Lender" shall mean any Lender with respect to which the Bontang IV Trustee has received a Notice of Mandatory
Prepayment. An Affected Lender shall continue to be such for purposes of this Agreement until the entire amount of the Mandatory Prepayment payable to it has been paid in full.

     "Agent" shall mean The Chase Manhattan Bank, N.A., as agent for the Lenders under the Loan Agreement, or any successor thereto appointed pursuant to Section 8.10 thereof.

     "Anticipated Loan Amounts" shall have the meaning set forth in
Section 3.2(b)(iii).

     "Approved Level of Working Capital" shall have the meaning set forth in Section 7.1.

     "Availability Period" shall have the meaning set forth in
Section 1 of the Loan Agreement.

     "Bontang Excess Sales Trust Agreement" shall mean the Bontang Excess Sales Trustee and Paying Agent Agreement, originally dated as of November 1, 1986, as amended and restated as of February 9, 1988, among the Producers and Continental Bank International, as hereafter amended.

     "Bontang I Trust Agreement" shall mean the Badak Trustee and
Paying Agent Agreement, originally dated as of July 15, 1974, as amended and restated as of February 9, 1988, among the Producers and Continental Bank International, as hereafter amended.

     "Bontang I Trustee" shall mean the trustee and paying agent under the Bontang I Trust Agreement.

     "Bontang Plant" shall mean the natural gas liquefaction plant at Bontang Bay on the east coast of Kalimantan, Indonesia, including all related facilities, such as natural gas processing plants for the production of LNG and liquefied petroleum gas consisting of propane and butane, utilities, storage tanks, loading lines and arms, harbor, docks, berths, tug boats, residential community, workshops, offices, fixed plant and equipment and communication systems, together with replacements, improvements, additions and expansions of all such facilities, together also with natural gas transmission lines extending from "Delivery Points" as defined in the Processing Agreement, and from other such points in other fields from which natural gas is supplied to the said natural gas liquefaction plant (including associated knock-out drums but excluding natural gas gathering pipelines within fields).

     "Bontang II Trust Agreement" shall mean the Badak Expansion
Trustee and Paying Agent Agreement, originally dated as of July 15, 1981, as amended and restated as of July 15, 1991, among the Producers and Continental Bank International, as hereafter amended.

     "Bontang II Trustee" shall mean the trustee and paying agent under the Bontang II Trust Agreement.

     "Bontang III Trust Agreement" shall mean the Bontang III
Trustee and Paying Agent Agreement, dated as of February 9, 1988, among the Producers and Continental Bank International, as hereafter amended.

     "Bontang III Trustee" shall mean the trustee and paying agent under the Bontang III Trust Agreement.

     "Bontang IV Depositary" shall mean the United States headquarters or a United States branch of the following financial institutions appointed pursuant to Section 3.7 as a depositary of funds, properties and rights in the Debt Service Account and the Reserve Account for the purposes of safekeeping, investment or disbursement thereof:

          (a)  any branch or affiliate of Continental Bank
International with the power to act as a Bontang IV Depositary, or

          (b) any other bank, trust company or financial institution (in each case with trust powers) which (i) has a net worth in excess of $100,000,000.00 or (ii) has outstanding debt securities rated A or better by Standard and Poor's Corporation or its equivalent by Moody's Investors Service or another nationally recognized rating agency in the United States.

     "Bontang IV General Account" shall have the meaning set forth in Section 2.1.

     "Bontang IV Payment Account" shall mean a trust account of the Bontang IV Trustee established as a subaccount of the Bontang IV
General Account pursuant to Section 4.1.

     "Bontang IV Trustee" shall mean Continental Bank International as trustee and paying agent under this Agreement, or a successor thereto.

     "Bontang IV Trust Funds" shall have the meaning set forth in
Section 2.2.

     "Bontang IV Trust Funds Accounts" shall mean the accounts referred to in Section 8.3.

     "Borrowed Amounts" shall mean any amounts borrowed pursuant to the first sentence of Section 2.2(b) of the Loan Agreement.

     "Buyer" shall mean each of (i) Osaka Gas Co., Ltd., a corporation organized under the laws of Japan, (ii) Tokyo Gas Co., Ltd., a corporation organized under the laws of Japan and (iii) Toho Gas Co., Ltd., a corporation organized under the laws of Japan, each as a buyer under the LNG Sales Contract and their respective successors and assigns thereunder.

     "Capital Payment Dates" shall mean the dates determined pursuant to Section 3.2(a).

     "Contractor" shall mean any member of the Vico Group, the Total Group or the Unocal Group and in each case its predecessors and successors in interest (collectively, the "Contractors").

     "Contractor Group" shall mean any of the Vico Group, Total
Group and Unocal Group.

     "Debt Coverage Ratio" shall have the meaning set forth in
Section 1 of the Loan Agreement.

     "Debt Coverage Reserve Account" shall mean a trust account of the Bontang IV Trustee established as a sub-account of the Reserve Account pursuant to Section 3.2(c), and such term shall include all sub-accounts thereof.

     "Debt Service" shall mean payments into the Debt Service
Account and the Reserve Account, together with payments made by one or more Producers and identified to the Bontang IV Trustee as "Debt Service" under the Debt Service Allocation Agreement.

     "Debt Service Account" shall mean a trust account of the Bontang IV Trustee established as a subaccount of the Bontang IV General Account pursuant to Section 3.2(c), which may be established and maintained at the offices of the Bontang IV Trustee, or any Bontang IV Depositary as permitted in accordance with the terms hereof and such term shall include all sub-accounts thereof.

     "Debt Service Allocation Agreement" shall mean the Amended and Restated Debt Service Allocation Agreement, dated as of February 9, 1988, among the Producers, as hereafter amended.

     "Deferred Principal" shall mean any amount of principal due to the Lenders (other than any Affected Lenders) under the Loan
Agreement and the Notes, the payment of which is deferred pursuant to Section 2.10(b) of the Loan Agreement.

     "Disbursement Trust Agreement" shall mean a disbursement trustee and paying agent agreement entered into in the manner specified in Section 3.5 under which the Loan Proceeds (other than amounts referred to in Sections 3.2(d), (e) and (f) and 3.4(b)(iii)(y)) shall be maintained until use thereof is required, as thereafter amended.

     "Disbursement Trustee" shall mean Continental Bank
International acting as disbursement trustee and paying agent under the Disbursement Trust Agreement or a successor thereto.

     "Effective Date" shall mean the date specified as such in the Loan Agreement.

     "Encumbrance" shall mean any lien, security interest, mortgage, deed of trust, pledge, charge or any other encumbrance of any kind, including, without limitation, the rights of a vendor, lessor or similar party under any conditional sale agreement or other title retention agreement or lease substantially equivalent thereto, any production payment, and, with respect to any property or assets, any other right of or arrangement with any creditor to have its claim satisfied out of any such property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     "Financed Capital Project" shall have the meaning specified in the Processing Agreement.

     "Gross Invoice Amount" shall mean the sum of (i) the amounts payable to the Bontang IV Trustee pursuant to the LNG Sales Contract in respect of LNG purchased or, if not taken, required to be purchased but not taken thereunder, (ii) amounts payable to the Bontang IV Trustee pursuant to Section 6.3 of each Supply Agreement and (iii) all amounts payable to the Bontang IV Trustee on account of interest due by reason of the late payment of invoices for LNG under Section 10.3 of the LNG Sales Contract; provided that the Gross Invoice Amount shall not be reduced by any rebate, setoff, reduction or discount given or agreed to by one or more parties to the LNG Sales Contract from such amount payable as so defined, adjusted and calculated, and provided further, that if the Bontang IV Trustee is authorized and requested by the Producers (which authorization and request may be given pursuant to Section 1.16(b) of the Producers Agreement) to execute and deliver an agreement providing for the amendment of this definition of Gross Invoice Amount, and if the Agent on behalf of the Lenders also executes and delivers such agreement, this definition of Gross Invoice Amount shall be deemed amended for all purposes of this Agreement as set forth in such agreement.

     "Guarantee" by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial, statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Indebtedness" shall mean, with respect to any Person, (i) all indebtedness or obligations of such Person for borrowed money, (ii) all indebtedness or obligations of such Person evidenced by bonds, debentures, notes, swap agreements or other similar instruments or agreements, and all securities issued by such Person providing for mandatory payments of money, whether or not contingent, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such Person to reimburse any Person in respect of amounts paid under a letter of credit or similar instrument to the extent that such reimbursement obligations remain outstanding five business days after they become non-contingent, (vii) Indebtedness of others secured by an Encumbrance on any assets of such Person, whether or not such Indebtedness is assumed by such Person, or (viii) all Guarantees by such Person of or with respect to the Indebtedness of another Person.

     "Inpex" is defined in the title paragraph hereof.

     "Interest" shall mean all amounts of interest, including interest on Scheduled Principal, Deferred Principal and overdue amounts, payable to the Lenders (other than any Affected Lenders) under Sections 2.3 and 2.7(a) of the Loan Agreement and under the Notes.

     "Interest Period" shall have the meaning set forth in Section 1 of the Loan Agreement.

     "Lender" shall mean each of the banks and other financial institutions named under the caption "Lenders" on the signature pages of the Loan Agreement, any transferee pursuant to and subject to the conditions stated in Section 10.4 of the Loan Agreement and their respective permitted successors and assigns.

     "Lenders Fees and Expenses" shall mean any amounts payable to the Agent or any of the Lenders (other than any Affected Lenders) under Sections 2.8 and 10.6 of the Loan Agreement and under the Letter Agreement.

     "Letter Agreement" shall have the meaning set forth in Section 1 of the Loan Agreement.

     "LNG" shall mean natural gas in a liquid state at or below its boiling point and at a pressure of approximately one atmosphere.

     "LNG Sales Contract" shall mean the Badak IV LNG Sales
Contract, dated as of October 23, 1990, between Pertamina and each of the Buyers, as heretofore and hereafter amended, including any extension or renewal thereof.

     "Loan Account" shall mean a trust account of the Bontang IV
Trustee established as a sub-account of the Debt Service Account pursuant to Section 3.2(c).

     "Loan Agreement" shall mean the Loan Agreement among the Bontang IV Trustee, as borrower thereunder, the banks and financial institutions named therein as Coordinators, Arrangers, Co-Arrangers, Lead Managers, Managers, Co-Managers and Lenders, the Co-Agents and the Agent parties thereto, to be entered into pursuant to Section 3.1(a), as hereafter amended.

     "Loan Percentage" shall mean, for any Affected Lenders at any time, the percentage determined by dividing the principal amount of such Affected Lenders' Notes outstanding at such time by the aggregate principal amount outstanding at such time under all Lenders' Notes.

     "Loan Proceeds" shall mean any funds disbursed by the Lenders pursuant to the Loan Agreement.

     "Majority Lenders" shall mean at any time Lenders holding in excess of 66-2/3% of the aggregate unpaid principal amount of the advances under the Loan Agreement, or if no such advances are at the time outstanding, Lenders having in excess of 66-2/3% of the aggregate amount of the commitments to lend to the Bontang IV Trustee under the Loan Agreement.

     "Mandatory Prepayment Account" shall mean a trust account of the Bontang IV Trustee established as a sub-account of the Debt
Service Account pursuant to Section 3.2(c).

     "Mandatory Prepayment" shall mean any required prepayment of the entire outstanding principal of a Lender's Note, together with all other amounts due to such Lender thereunder and under the Loan Agreement and the Letter Agreement, the payment of which is mandatorily accelerated under Section 3.4(a) of the Loan Agreement.

     "Mobil" shall mean Mobil Oil Indonesia, Inc.

     "Note" shall mean a promissory note issued by the Bontang IV
Trustee as borrower under the Loan Agreement to a Lender to evidence such Lender's advances to the Bontang IV Trustee as borrower under the Loan Agreement.

     "Notice of Acceleration" shall have the meaning set forth in
Section 3.3(d).

     "Notice of Mandatory Prepayment" shall have the meaning set forth in Section 3.3(c).

     "Notice of Start-up" shall mean a notice from Pertamina to the Bontang IV Trustee that Start-up has occurred.

     "Other Trust Agreements" shall mean the Bontang I, Bontang II and Bontang III Trust Agreements and the Bontang Excess Sales Trust Agreement and any other relevant agreements of this type entered into from time to time by Pertamina and the trustees parties thereto, among others, as hereafter amended.

     "Pari Passu Swap Indebtedness" shall mean Indebtedness of the Bontang IV Trustee contemplated by Section 3.1(c).

     "Person" shall mean and include any individual, corporation, juridical entity, association, statutory body, partnership, joint venture, trust, estate, unincorporated organization or government, state or any political subdivision, instrumentality, agency or authority thereof.

     "Pertamina" is defined in the title paragraph hereof.

     "Processing Agreement" shall mean the Amended and Restated
Bontang Processing Agreement, dated as of February 9, 1988, among the Producers on the one hand and P.T. Badak on the other, as hereafter amended.

     "Producers" shall mean Pertamina (and its successors) and the Contractors.

     "Producers Agreement" shall mean the agreement so entitled of even date herewith among the Producers, the Agent and the Lenders, as hereafter amended.

     "Production Sharing Contract" shall mean:

          (i) as to Pertamina and the Vico Group, (i) until August 8, 1998, the Amended and Restated Production Sharing Contract dated April 23, 1990, as hereafter amended, between Pertamina, on the one hand, and the members of the Vico Group on the other, and (ii) effective August 8, 1998, the Production Sharing Contract dated April 23, 1990, as hereafter amended, between Pertamina, on the one hand, and the members of the Vico Group, on the other;

          (ii) as to Pertamina and the Total Group, (i) until March 31, 1997, the Amended and Restated Production Sharing Contract dated January 11, 1991, as hereafter amended, between Pertamina, on the one hand, and the members of the Total Group, on the other, and
(ii) effective March 31, 1997, the Production Sharing Contract dated January 11, 1991, as hereafter amended, between Pertamina, on the one hand, and the members of the Total Group, on the other;

          (iii) as to Pertamina and the Unocal Group, (i) until October 24, 1998, the Amended and Restated Production Sharing Contract dated January 11, 1991, as hereafter amended, between Pertamina, on the one hand, and Unocal on the other, and (ii) effective October 25, 1998, the Production Sharing Contract dated January 11, 1991, as hereafter amended, between Pertamina, on the one hand, and Unocal, on the other; and

          (iv) as to Pertamina and Inpex, effective March 31, 1997, the Production Sharing Contract dated March 28, 1991, as hereafter amended, between Pertamina, on the one hand, and Inpex, on the other.

     "P.T. Badak" shall mean P.T. Badak Natural Gas Liquefaction
Company, a corporation organized under laws of the Republic of Indonesia.

     "Quarterly Period" shall mean the period from and including the making of the initial borrowing under the Loan Agreement to and including September 30, 1991 and thereafter each subsequent period of approximately three calendar months ending on the next to occur of December 31, March 31, June 30 or September 30, as the case may be, provided that if the last day of a Quarterly Period would be a day which is not a Business Day under the Loan Agreement such Quarterly Period will end on the immediately preceding such Business Day and that each subsequent Quarterly Period will begin on the calendar day (whether or not such a Business Day) immediately following the last day of the preceding Quarterly Period.

     "Regular Reserve Account" shall mean a trust account of the Bontang IV Trustee established as a sub-account of the Reserve
Account pursuant to Section 3.2(c), and such term shall include all sub-accounts thereof.

     "Reserve Account" shall mean a trust account of the Bontang IV Trustee established as a sub-account of the Bontang IV General Account pursuant to Section 3.2(c), which may be established at the offices of the Bontang IV Trustee, or any Bontang IV Depositary, as permitted in accordance with the terms hereof, and such term shall include all sub-accounts thereof.

     "Scheduled Principal" shall mean the amount of principal regularly scheduled to be payable to the Lenders (other than any Affected Lenders) under Section 2.10(a) of the Loan Agreement and under the Notes.

     "Sharing Percentages" shall have the meaning set forth in
Section 7.1.

     "Source of Debt Service" shall mean:

          (i) in respect of each amount payable to the Bontang IV Trustee for LNG purchased, or for LNG required to be purchased but not taken, under the LNG Sales Contract, or payable to the Bontang IV Trustee pursuant to the Supply Agreements or otherwise pursuant to the LNG Sales Contract (without duplication) the portion, if any, of the amount so payable equal to the percentage specified below of the Gross Invoice Amount payable (x) under each invoice rendered with respect to each cargo purchased, or in the case of LNG required to be purchased but not taken under each invoice rendered with respect to the same quantity not taken, and (y) otherwise in respect of each cargo, plus the same percentage of all indemnities and additional amounts payable by each of the Buyers under the LNG Sales Contract (other than any refunds of demurrage payable under Section 4.13(c) thereof) without any reduction or set-off from any such amounts; provided that if the Bontang IV Trustee is authorized and requested by the Producers (which authorization and request may be given pursuant to Section 1.16(b) of the Producers Agreement) to execute and deliver an agreement providing for the amendment of this definition of Source of Debt Service, and if the Agent on behalf of the Lenders also executes and delivers such agreement, this definition of Source of Debt Service shall be deemed amended for all purposes of this Agreement as set forth in such agreement; and

          (ii) in respect of any period the aggregate amount of the Source of Debt Service payable during such period.

     The percentage referred to above means (i) at any time on or prior to the twentieth Maturity Date under the Loan Agreement, 70%, and (ii) at any time thereafter, 65%.

     "Special Disbursement Amount" means an amount paid by the Bontang IV Trustee pursuant to a Special Disbursement Instruction or an amount received by the Bontang IV Trustee from the trustee and paying agent under any of the Other Trust Agreements which such trustee and paying agent has notified the Bontang IV Trustee is a Special Disbursement Amount, as the case may be.

     "Special Disbursement Instruction" is defined in Section 7.5.

     "Special Payment Account" shall mean a trust account of the Bontang IV Trustee established as a subaccount of the Debt Service Account pursuant to Section 3.2(c).

     "Special Payments" shall mean (i) any amounts of or with respect to taxes, increased costs arising from regulatory changes, funding costs and losses, indemnities and any other amounts payable to any of the Lenders (other than any Affected Lenders) under Sections 2.7(b), 3.3 and 3.4(b) of the Loan Agreement and (ii) any other amounts (other than Lenders Fees and Expenses, Interest, Deferred Principal, Scheduled Principal and Mandatory Prepayments) payable to any of the Lenders (other than any Affected Lenders) under the Loan Agreement and the Notes. For the avoidance of doubt, it is expressly agreed that the term "Special Payments" does not include or refer to prepayments of principal of the Advances, whether pursuant to Section 3.4, Section 3.5 or Section 3.6 of the Loan Agreement or otherwise pursuant thereto.

     "Start-up" shall mean the first delivery of LNG under the LNG
Sales Contract.

     "Subordinated Indebtedness" shall mean Indebtedness of the Bontang IV Trustee contemplated by Section 3.1(b).

     "Successor" shall have the meaning set forth in Section 10.4.

     "Supply Agreements" shall mean:

          (i)  Badak IV LNG Sales Contract Supply Agreement dated
August 12, 1991, but effective as of October 23, 1990, by and between Pertamina, on the one hand, and Total and Inpex, on the other hand, as hereafter amended;

          (ii) Badak IV LNG Sales Contract Supply Agreement dated
August 12, 1991, but effective as of October 23, 1990, by and between Pertamina, on the one hand, and the members of the Vico
Group, on the other hand, as hereafter amended;

          (iii) Badak IV LNG Sales Contract Supply Agreement for Unocal Contract Area dated August 12, 1991, but effective as of October 23, 1990, between Pertamina, on the one hand, and Unocal, on the other hand, as hereafter amended; and

          (iv) Badak IV LNG Sales Contract Supply Agreement for
INPEX Contract Area dated August 12, 1991, but effective as of
October 23, 1990, between Pertamina, on the one hand, and Unocal and Inpex, on the other hand, as hereafter amended.

     "Total" is defined in the title paragraph hereof.

     "Total Group" shall mean Total and Inpex, and their successors in interest.

     "Train F" shall have the meaning set forth in Section 1 of the Loan Agreement.

     "Trustee's Office" shall mean the office of the Bontang IV Trustee, the address of which is set out in Section 12.3 or any other office of the Bontang IV Trustee in the United States the address of which is notified to the Producers by the Bontang IV Trustee pursuant to Section 12.3 or the office specified in an instrument, delivered by the Successor pursuant to Section 10.4.

     "Unocal" is defined in the title paragraph hereof.

     "Unocal Group" shall mean Unocal and Inpex, and their successors in interest.

     "Vico" is defined in the title paragraph hereof.

     "Vico Group" shall mean Vico, Virginia International Company, OPICOIL Houston, Inc., Ultramar Indonesia Limited, Union Texas East Kalimantan Limited, and Universe Gas & Oil Company, Inc. and their successors in interest.


                                 ARTICLE 2

                  RECEIPT OF PAYMENTS WITH RESPECT TO LNG

     2.1 Designation of Bontang IV Trustee and Bontang IV General Account. Pursuant to the relevant provisions of the Supply Agreements and Section 10.4 of the LNG Sales Contract, Pertamina hereby designates, and each of the Contractors hereby agrees to the designation of, the Bontang IV Trustee named herein, to establish immediately and maintain at the Trustee's Office an account, to be designated as the "Bontang IV General Account," which Pertamina hereby agrees to designate, and each of the Contractors hereby agrees to such designation of, as the account with a bank in the United States to which the amounts which become due and payable under the LNG Sales Contract shall be paid.

     2.2 Bontang IV Trust Funds. All such amounts that shall have been received in the Bontang IV General Account pursuant to Section
2.1 and any other amounts the Bontang IV Trustee may receive under the terms of this Agreement (together with any securities acquired by the Bontang IV Trustee pursuant to Article 9 and all interest thereon) are herein referred to as the "Bontang IV Trust Funds." The respective Sharing Percentages of each Producer of all Bontang IV Trust Funds shall be credited to the respective Bontang IV Trust Funds Accounts of each Producer, to be held in trust, however, for the benefit of those having a right, to the extent provided in this Agreement, to receive disbursements and distributions hereunder. Immediately upon the Bontang IV Trustee's receipt of any funds designated "Bontang IV Sales," "Badak IV," or otherwise unambiguously representing amounts payable to the Bontang IV Trustee with respect to the LNG Sales Contract, such funds shall be impressed with the trust created hereby and become a part of the Bontang IV Trust Funds and shall be deposited in the Bontang IV General Account.

     2.3 Allocation of Amounts Received. All amounts received by the Bontang IV Trustee and designated as representing amounts payable for LNG delivered, or for LNG required to be purchased, but not taken, under the LNG Sales Contract, all amounts paid on account of interest due by reason of the late payment of invoices, and all demurrage payment refunds paid by any of the Buyers, shall be deemed to be attributable to sales under the LNG Sales Contract. In the event the Bontang IV Trustee receives any amount from any Buyer which amount is not designated for the Bontang IV General Account or for any accounts established or to be established under the Other Trust Agreements, it shall first contact the remitting party in order to determine the proper designation for the amounts received, and shall solicit and, if possible, obtain from the remitting party such documentation as the Bontang IV Trustee deems appropriate as evidence of such designation. In the event the remitting party is unable to provide appropriate evidence of such designation, the Bontang IV Trustee shall notify the Producers and, if an Other Trust Agreement involving Mobil is concerned, Mobil, of the amount received, the date of receipt and any other information relevant to such amount known to the Bontang IV Trustee. The Bontang IV Trustee shall thereupon request instructions as to the proper allocation of the amount received and shall allocate such amounts between the Bontang IV General Account and any accounts established under the Other Trust Agreements in accordance with instructions given jointly by the Producers and, as appropriate, Mobil.

                                 ARTICLE 3

            POWER TO BORROW AND ENTER INTO INTEREST RATE SWAPS

     3.1  Enumeration of Powers.

          (a) In addition to its other powers hereunder, the Bontang IV Trustee shall have the power to borrow money from time to time from the Lenders upon the terms and conditions set forth below:

               (i) Upon its receipt of notice from the Producers that they have determined that a credit facility for borrowing by the Bontang IV Trustee to pay for a portion of the capital costs incurred, or to be incurred, in connection with the construction or financing of Train F is desirable, the Bontang IV Trustee, at the direction of the Producers, shall undertake to obtain such credit facility, which shall be evidenced by the Loan Agreement, the Notes and the Letter Agreement.

               (ii) The Bontang IV Trustee shall have the power to enter into or modify the Loan Agreement, the Notes and the Letter Agreement upon its receipt of notice from Pertamina and each of the Contractors that they have approved the form and terms of such agreements or modifications and that they authorize and request the Bontang IV Trustee to enter into such agreements or modifications. The Bontang IV Trustee shall have the power to obtain and repay Indebtedness and to pay other amounts and to perform other obligations under the Loan Agreement, the Notes and the Letter Agreement. Notwithstanding the provisions of Section 12.3, neither the representatives of the Contractor Groups nor any other individual or entity shall have authority to give any approval under this Section 3.1(a) for any Contractor other than itself, unless such Contractor shall give notice to the Bontang IV Trustee that it has appointed such representative or other individual or entity to give such approval.
               (iii) The Loan Agreement, the Notes and the Letter Agreement shall contain provisions acceptable to the Bontang IV Trustee to the effect that no recourse may be had nor any claim thereunder made against Continental Bank International in its individual capacity other than for breach of a representation or warranty made in its individual capacity or for gross negligence or willful misconduct.

          (b) In addition to its other powers hereunder, the Bontang IV Trustee shall have the power at any time to incur Indebtedness that is payable out of amounts of the Source of Debt Service only after the Bontang IV Trustee shall have accumulated amounts in the Debt Service Account and the Reserve Account during each Interest Period required to be accumulated therein pursuant to
Section 3.2 or 3.3(d), as applicable ("Subordinated Indebtedness"), as follows. Upon its receipt of notice from the Producers that they have determined that Subordinated Indebtedness in the form of a credit facility for borrowing by the Bontang IV Trustee to pay for a portion of the capital costs incurred, or to be incurred, in connection with a Financed Capital Project is desirable, the Bontang IV Trustee, at the direction of the Producers, shall undertake to obtain and enter into one or more appropriate agreements relating to such Subordinated Indebtedness and, in connection therewith, shall enter into an appropriate amendment to this Agreement to make provision for making payments under the agreements relating to such Subordinated Indebtedness to the extent provided in the preceding sentence.

          (c) In addition to its other powers hereunder, the Bontang IV Trustee shall have the power to incur Indebtedness (other than Subordinated Indebtedness) in respect of interest rate swap arrangements of the Bontang IV Trustee entered into solely for the purpose of exchanging floating interest rate obligations of the Bontang IV Trustee under the Loan Agreement into fixed interest rate obligations if such Indebtedness is only payable out of Source of Debt Service and is pari passu in right of payment and does not benefit from any Encumbrance other than equally and ratably with, or subordinate to, the Indebtedness owed to the Lenders under the Loan Agreement, the Notes and the Letter Agreement ("Pari Passu Swap Indebtedness"). Upon its receipt of notice from the Producers that they have determined that such Pari Passu Swap Indebtedness is desirable, the Bontang IV Trustee, at the direction of the Producers, shall undertake to obtain and enter into one or more appropriate agreements relating to such Pari Passu Swap Indebtedness; provided that (i) any such agreement shall be in form and substance in accordance with Section 6.4 of the Loan Agreement and (ii) the Bontang IV Trustee shall enter into an amendment to this Agreement which complies with the provisions of Section 6.4 of the Loan Agreement and shall promptly deliver to the Agent a copy of such amendment.

          (d)  The provisions contained in the last sentence of
Section 3.1(a)(ii) and in Section 3.1(a)(iii) relating to the Loan Agreement shall apply equally to any agreements relating to Subordinated Indebtedness or Pari Passu Swap Indebtedness to be entered into by the Bontang IV Trustee pursuant to Section 3.1(b) or 3.1(c).

     3.2  Accumulation of Debt Service.

          (a) The Loan Agreement shall provide that all payment dates for payment of principal and interest thereunder shall be uniform end of calendar quarter dates, subject to any option provided for in the Loan Agreement permitting the borrower thereunder to elect Interest Periods for the calculation of interest which are six months in length and which end on an end of calendar quarter date (each such date ending a three-month or six-month Interest Period for payment of principal or interest, a "Capital Payment Date").

          (b) (i) The Loan Agreement shall provide for the Bontang IV Trustee to receive, at the time of the initial and each subsequent borrowing thereunder in each case in respect of the Quarterly Period in which such borrowing occurs and on or about the first day of each Quarterly Period after the initial borrowing, a notice from the Agent of the amounts of Scheduled Principal, Deferred Principal, regularly scheduled Interest and regularly scheduled Lenders Fees and Expenses payable on the Capital Payment Date occurring at the end of such Quarterly Period.

               (ii) The Loan Agreement shall provide for the Bontang IV Trustee to receive notice from the Agent of other amounts payable under the Loan Agreement, the Notes and the Letter Agreement as the same shall become due and payable, specifying whether such amounts constitute principal, Lenders Fees and Expenses, Interest, Special Payments or Mandatory Prepayments.

               (iii) The Loan Agreement shall provide for the Bontang IV Trustee to receive, on or about the first day of each Quarterly Period at the end of which a payment of principal is to be made, a notice from the Agent of the sum of (such sum, the "Anticipated Loan Amounts") the Scheduled Principal and Deferred Principal to be payable to the Lenders (other than Affected Lenders) on each of the two Capital Payment Dates next succeeding the Capital Payment Date occurring at the end of such Quarterly Period plus Interest to accrue during the two Quarterly Periods next succeeding such Quarterly Period plus Lenders Fees and Expenses reasonably anticipated to be payable during such next two Quarterly Periods.

               (iv) The Loan Agreement shall provide for the Bontang IV Trustee to receive, at the commencement of the first three Quarterly Periods during 1994, a notice from the Agent of the Anticipated Loan Amounts in respect of the two Capital Payment
Dates to occur at the end of December, 1994 and March, 1995, respectively.

               (v) The Bontang IV Trustee, without any action or approval being required of Pertamina or the Contractors, shall be entitled to rely conclusively on each such statement in the absence of manifest error.

          (c) On the Effective Date, the Bontang IV Trustee shall open in its own name, as Bontang IV Trustee, at the Trustee's Office, two sub-accounts of the Bontang IV General Account, one designated as the "Debt Service Account" (which term shall include all sub-accounts thereof), and the other designated as the "Reserve Account" (which term shall include all sub-accounts thereof), on the Effective Date, the Bontang IV Trustee shall also open in its own name at the Trustee's Office (i) three separate sub-accounts of the Debt Service Account (such sub-accounts to be designated as the "Loan Account", the "Special Payment Account", and the "Mandatory Prepayment Account", respectively) and (ii) two separate sub-accounts of the Reserve Account (such sub-accounts to be designated as the "Regular Reserve Account" and the "Debt Coverage Reserve Account", respectively), all such sub-accounts to be used for the receipt, administration and payment of principal, interest and other amounts due or to become due under the Loan Agreement.

          (d) If the Bontang IV Trustee, as borrower under the Loan Agreement, elects to borrow amounts thereunder, as permitted thereby, for the purpose of paying any Lenders Fees and Expenses due thereunder as specified in all notices received by the Bontang IV Trustee of the type referred to in Sections 3.2(b)(i) and (ii), without duplication, the amounts borrowed for such purpose shall be immediately deposited into the Loan Account.

          (e) If the Bontang IV Trustee, as borrower under the Loan Agreement, elects to borrow amounts thereunder, as permitted thereby, for the purpose of paying any Interest due thereunder as specified in all notices received by the Bontang IV Trustee of the type referred to in Sections 3.2(b)(i) and (ii), without duplication, the amounts borrowed for such purpose shall be immediately deposited into the Loan Account.

          (f) If the Bontang IV Trustee, as borrower under the Loan Agreement, elects to borrow amounts thereunder, as permitted thereby, for the purpose of paying any Special Payments due thereunder as specified in all notices received by the Bontang IV Trustee of the type referred to in Section 3.2(b)(ii), without duplication, the amounts borrowed for such purpose shall be immediately deposited into the Special Payment Account.

          (g) For each of the first three Quarterly Periods during 1994, the entire amount of any Source of Debt Service received in the Bontang IV General Account during each such Quarterly Period shall be paid over to the Reserve Account for deposit in the Regular Reserve Account so long as and to the extent that the amount accumulated in the Regular Reserve Account is less than the aggregate of the amount of Interest payable on the Capital Payment Date occurring at the end of such Quarterly Period and all Anticipated Loan Amounts in respect of the first two Capital Payment Dates to occur at the end of December, 1994 and March, 1995, respectively.

          (h) Subject to Section 3.3(d), commencing on the first day of the initial Quarterly Period commencing after the end of the Availability Period under the Loan Agreement, and for each Quarterly Period thereafter under the Loan Agreement, and continuing until the date of payment of all amounts due thereunder, the Bontang IV Trustee shall, upon receipt, promptly pay over to the Debt Service Account with respect to each such Quarterly Period for deposit in the appropriate sub-account all amounts of the Source of Debt Service received in the Bontang IV General Account in the following amounts and in the following order of priority:

               (1) First, if any Notice of Mandatory Prepayment shall have been given with respect to any one or more Affected Lenders, and with respect to each such Notice, to the Mandatory Prepayment Account an amount equal to the Loan Percentage for such Affected Lenders of each payment of Source of Debt Service received by the Bontang IV Trustee after receipt of such Notice of Mandatory Prepayment and until the aggregate of all amounts of Mandatory Prepayments due and payable, as specified in such Notice of Mandatory Prepayment and to the extent not previously paid pursuant to Section 3.3(c), have been paid in full;

               (2) Second, to the Loan Account, the amounts of Lenders Fees and Expenses, if any, due and payable by the Bontang IV Trustee on the Capital Payment Date occurring at the end of such Quarterly Period (and on any prior Capital Payment Date to the extent not previously paid), as specified in all notices received by the Bontang IV Trustee of the type referred to in Sections 3.2(b)(i) and (ii), without duplication, until the aggregate amount accumulated in the Loan Account shall be sufficient to pay the aggregate of all such amounts of Lenders Fees and Expenses;

               (3) Third, to the Loan Account, the amounts of Interest due and payable by the Bontang IV Trustee on the Capital Payment Date occurring at the end of such Quarterly Period (and on any prior Capital Payment Date to the extent not previously paid), as specified in all notices received by the Bontang IV Trustee of the type referred to in Sections 3.2(b)(i) and (ii), without duplication, until the aggregate amount accumulated in the Loan Account (in excess of the amounts referred to in clause (2) above) shall be sufficient to pay the aggregate of all such amounts of Interest; provided that with respect to any six-month Interest Period, the amount of the Source of Debt Service to be paid over to the Loan Account in respect of all Interest due on the Capital Payment Date occurring at the end of such Interest Period shall, in the first three months of such Interest Period, be an amount equal to one half of all such Interest due, and in the second three months of such Interest Period, be an amount equal to the other half of all such Interest due;

               (4) Fourth, to the Special. Payment Account, the amounts of Special Payments, if any, due and payable by the Bontang IV Trustee on the Capital Payment Date occurring at the end of such Quarterly Period (and on any prior Capital Payment Date to the extent not previously paid), as specified in all notices received by the Bontang IV Trustee of the type referred to in Section 3.2(b)(ii), without duplication, until the aggregate amount accumulated in the Special Payment Account shall be sufficient to pay the aggregate of all such amounts of Special Payments;

               (5) Fifth, to the Loan Account, the amounts of Deferred Principal, if any, due and payable by the Bontang IV Trustee on the Capital Payment Date occurring at the end of such Quarterly Period (and on any prior Capital Payment Date to the extent not previously paid), as specified in all notices received by the Bontang IV Trustee of the type referred to in Section 3.2(b)(i), without duplication, until the aggregate amount accumulated in the Loan Account (in excess of the amounts referred to in clauses (2) and (3) above) shall be sufficient to pay the aggregate of all such amounts of Deferred Principal;

               (6) Sixth, to the Loan Account, the amounts of Scheduled Principal due and payable by the Bontang IV Trustee on the Capital Payment Date occurring at the end of such Quarterly Period (and on any prior Capital Payment Date to the extent not previously paid), as specified in all notices received by the Bontang IV Trustee of the type referred to in Sections 3.2(b)(i) and (ii), without duplication, until the aggregate amount accumulated in the Loan Account (in excess of the amounts referred to in clauses (2), (3) and (5) above) shall be sufficient to pay the aggregate of all such amounts of Scheduled Principal; and

               (7) Seventh, to the Mandatory Prepayment Account until the aggregate of all amounts of Mandatory Prepayments due and payable, as specified in any applicable Notices of Mandatory
Prepayment and to the extent not previously paid pursuant to
Section 3.3(c), have been paid in full.

          (i) Subject to Section 3.3(d), for each Quarterly Period referred to in Section 3.2(h), after all amounts of Source of Debt Service required to be paid into the Debt Service Account pursuant to Section 3.2(h) with respect to such Quarterly Period have been so paid, the Bontang IV Trustee shall, upon receipt, promptly pay over to the Reserve Account with respect to each such Quarterly Period for deposit in the appropriate subaccount all additional amounts of the Source of Debt Service received in the Bontang IV General Account in the following amounts and in the following order of priority:

               (1) First, to the Regular Reserve Account until the aggregate amount accumulated therein shall be sufficient to pay the Anticipated Loan Amounts specified for such Quarterly Period in all notices received by the Bontang IV Trustee of the type referred to in Section 3.2(b)(iii), without duplication; and

               (2) Second, if such Quarterly Period commences on or after October 1, 1994 and if as of the commencement of such Quarterly Period the certificate delivered to the Lenders under
Section 6.1(b) of the Loan Agreement with respect to such Quarterly Period indicates that the Debt Coverage Ratio is below 1.3, to the Debt Coverage Reserve Account.

          (j) Subject to Sections 3.3(c) and (d), if the Producers have previously advised the Bontang IV Trustee, in writing, to contest payment of any amounts of Special Payments, such contested amounts of the Source of Debt Service accumulated in the Special Payment Account shall remain on deposit therein until such time as Pertamina and the Contractors have approved the use thereof for payment of such amounts or, if earlier, such time as the Bontang IV Trustee may be legally compelled to pay such amounts to the Lenders through the exercise by such Lenders of the legal or equitable remedies available to them.

     3.3  Payment of Debt Service.

          (a) Subject to Sections 3.3(c) and (d), on each Capital Payment Date, the Bontang IV Trustee shall pay the following amounts in the following order of priority:

               (i) First, all amounts of Lenders Fees and Expenses then due and payable, as specified in all notices received by the Bontang IV Trustee of the type referred to in Sections 3.2(b)(i) and (ii), without duplication, shall be paid to the Agent for the account of the Lenders to the extent of and out of amounts then held in the Loan Account; provided that all amounts of Lenders Fees and Expenses then due and payable under Section 10.6(a) or Section 10.6(c) of the Loan Agreement, as specified in all notices received by the Bontang IV Trustee of the type referred to in Sections 3.2(b)(i) and (ii), without duplication, shall be paid to the Agent for the account of the Lenders on the earlier of (x) the date of the first borrowing by the Bontang IV Trustee under the Loan Agreement and (y) the thirtieth day following the Effective Date under the Loan Agreement, to the extent of and out of amounts then held in the Loan Account;

               (ii) Second, all amounts of Interest then due and payable, as specified in all notices received by the Bontang IV Trustee of the type referred to in Sections 3.2(b)(i) and (ii), without duplication, shall be paid to the Agent for the account of the Lenders, to the extent of and out of amounts then held in the Loan Account;

               (iii) Third, subject to Section 3.2(j), all amounts of Special Payments then due and payable, as specified in all notices received by the Bontang IV Trustee of the type referred to in Section 3.2(b)(ii), without duplication, shall be paid to the Agent for the account of the Lenders to the extent of and out of amounts then held in the Special Payment Account;

               (iv) Fourth, all amounts of Deferred Principal then due and payable, as specified in all notices received by the Bontang IV Trustee referred to in Section 3.2(b)(i), without duplication, shall be paid to the Agent for the account of the Lenders to the extent of and out of amounts then held in the Loan Account; and

               (v) Fifth, all amounts of Scheduled Principal then due and payable, as specified in all notices received by the Bontang IV Trustee of the type referred to in Section 3.2(b)(i), without duplication, shall be paid to the Agent for the account of the Lenders to the extent of and out of amounts then held in the Loan Account.

          (b) (i) Subject to Sections 3.3(c) and (d), to the extent that on any Capital Payment Date the amounts held in any sub-account of the Debt Service Account are not sufficient to pay in full all amounts payable under the Loan Agreement, the Notes and the Letter Agreement on such Capital Payment Date that are to be paid out of amounts then held in such sub-account, any amounts then held in the Regular Reserve Account shall be applied to make such payments in the order of priority set forth in Section 3.3(a).

               (ii) Subject to Sections 3.3(c) and (d) and the foregoing clause (i) of this Section 3.3(b), if on any Capital Payment Date there shall be an amount in the Debt Coverage Reserve Account the same shall be applied in its entirety on such Capital Payment Date as a prepayment of principal of the Notes in the manner prescribed in the Loan Agreement for the making of prepay-ments from the Debt Coverage Reserve Account.

          (c) (i) The Loan Agreement provides for Mandatory Prepayments to be made with respect to the Notes of any one or more of the Lenders in circumstances involving illegality with respect thereto. Notwithstanding Sections 3.3(a) and (b), but subject to
Section 3.3(d), upon receipt by the Bontang IV Trustee of any notice pursuant to Section 3.2 (b)(ii) that any Mandatory Prepayments have become due and payable to one or more Affected Lenders (a "Notice of Mandatory Prepayment"), the Bontang IV Trustee, without any action or approval being required of Pertamina or the Contractors, shall:

                    (1)  Immediately pay to the Agent for the
     account of such Affected Lenders, to the extent necessary to pay the entire amount of the Mandatory Prepayments payable to such Affected Lenders in full, (x) the Loan Percentage for such Affected Lenders of all amounts then held in the Debt Service Account and (y) the Loan Percentage for such Affected Lenders of all amounts then held in the Regular Reserve Account and the Debt Coverage Reserve Account; and

                    (2) Immediately upon deposit of any amounts in the Mandatory Prepayment Account pursuant to Section 3.2(h), pay all such amounts to the Agent for the account of such Affected Lenders, to the extent the amount of such Mandatory Prepayments shall not have been previously paid.

               (ii) All amounts paid to the Agent for the account of the Affected Lenders pursuant to Section 3.3(c)(i) shall be applied in the following order of priority:

                    (1) First, to the payment of all Lenders Fees and Expenses due and payable at the time of payment to the Affected Lenders as specified in the applicable Notices of Mandatory Prepayment;

                    (2) Second, to the payment of all Interest due and payable at the time of payment to the Affected Lenders as specified in the applicable Notices of Mandatory Prepayment;

                    (3)  Third, to the payment of all principal
     then due and payable to the Affected Lenders as specified in the applicable Notices of Mandatory Prepayment; and

                    (4)  Fourth, to the payment of all Special
     Payments due and payable at the time of payment to the Affected Lenders as specified in the applicable Notices of Mandatory Prepayment.

          (d) The Loan Agreement may provide for the acceleration of the advances outstanding under the Loan Agreement. Notwithstanding Sections 3.3(a), (b) and (c), upon receipt by the Bontang IV Trustee of any notice of acceleration (a "Notice of Acceleration") from the Agent, the Bontang IV Trustee, without any action or approval being required of the Producers, shall:

               (i) Immediately apply all amounts then held in all sub-accounts of the Debt Service Account and the Reserve Account to the payment of the following amounts in the following order of priority, to the extent not previously paid:

                    (1)  First, all amounts of Lenders Fees and
     Expenses due and payable at the time of payment, as specified in the Notice of Acceleration or in any notices received by the Bontang IV Trustee of the type referred to in Section 3.2(b)(ii), without duplication, shall be paid to the Agent for the account of the Lenders;

                    (2)  Second, all amounts of Interest due and
     payable at the time of payment, as specified in the Notice of Acceleration or in any notices received by the Bontang IV Trustee of the type referred to in Section 3.2(b)(ii), without duplication, shall be paid to the Agent for the account of the Lenders;

                    (3) Third, all amounts of principal then due and payable under the Loan Agreement and the Notes, as specified in the Notice of Acceleration or in any notices received by the Bontang IV Trustee of the type referred to in Sections 3.2(b)(i) and (ii), without duplication, shall be paid to the Agent for the account of the Lenders; and

                    (4) Fourth, all amounts of Special Payments due and payable at the time of payment, as specified in the Notice of Acceleration or in any notices received by the Bontang IV Trustee of the type referred to in Section 3.2(b)(ii), without duplication, shall be paid to the Agent for the account of the Lenders;

               (ii) Promptly upon receipt pay over to the Debt
Service Account all amounts of Source of Debt Service received in the Bontang IV General Account following receipt of the Notice of Acceleration; and

               (iii) Immediately upon deposit of any amounts in the Debt Service Account pursuant to Section 3.3(d)(ii), make the payments referred to in Section 3.3(d)(i), to the extent not previously paid.

          (e) The Loan Agreement may provide for the exercise of choices or taking or refraining from taking any action by the Bontang IV Trustee as to certain matters, including, but not limited to, length of Interest Period, acceptance of alternate interest rates, and optional prepayment of loans. If the exercise of such a choice or the taking of any other action with respect thereto is required of or permitted to the Bontang IV Trustee pursuant to the terms of such Loan Agreement which is not otherwise specifically provided for in this Article 3, the Bontang IV Trustee shall take no action with respect thereto except such action as it has been specifically authorized and directed to take, in writing, by the Producers.

          (f) The Loan Agreement may provide for the delivery of information and certificates to the Lenders. To the extent the information to be furnished is produced by the Bontang IV Trustee in the performance of its duties under this Agreement, the Bontang IV Trustee shall supply such information and certificates to the Lenders as and when required, without any action being required on the part of the Producers. Otherwise, the Bontang IV Trustee, as between itself and the Producers, shall have no obligation to provide such information and certificates unless and until such time as such information and certificates have been provided to the Bontang IV Trustee by the Producers, which, together with information produced by the Bontang IV Trustee in the performance of its duties hereunder, will enable the Bontang IV Trustee to provide to such Lenders the information and, certificates required under the Loan Agreement.

          (g)  In furtherance of the foregoing provisions of this
Section 3.3, the Bontang IV Trustee shall provide to the Producers a copy of each notice and declaration received by it from the Lenders under the Loan Agreement promptly after receipt thereof by the Bontang IV Trustee.

          (h) All notices, approvals, instructions, and other communications to be provided by the Producers to the Bontang IV
Trustee pursuant to this Section 3.3 shall be given or made as provided in Section 12.3.

          (i) The Bontang IV Trustee shall promptly give notice to the Allocation Trustees (as defined in Section 11.1) of

               (1) each payment into the Debt Service Account or Reserve Account made by the Bontang IV Trustee,

               (2) each payment of Debt Service of which the Bontang IV Trustee has been notified made by a Producer pursuant to the Producers Agreement,

               (3) each transfer to the Bontang IV Payment Account of excess funds in the Regular Reserve Account pursuant to
     Section 4.2,

               (4)  each distribution of excess funds in the Debt
     Service Account and Reserve Account pursuant to Section
     3.3(k),

               (5)  each receipt of amounts from the Disbursement
     Trustee to which the Producers are entitled pursuant to
     Section 3.5(c); and

               (6)  the portion of each such payment of Debt
     Service, whether made by the Bontang IV Trustee or a Producer, borne by each Producer.

          Solely for the purposes of this Section 3.3(i), the portion of each such payment of Debt Service "borne by such Producer" shall be the portion of each such payment under (1) above (other than payments made from Borrowed Amounts) which is charged to such Producer's account pursuant to Section 7.2, plus the sum of any payments under (2) above of which the Bontang IV Trustee has received notice from such Producer less the portion of each transfer and distribution of excess funds referred to in (3) and
(4) above, and each amount received referred to in (5) above, which is credited to such Producer's account pursuant to Section 7.2.

          (j) The Bontang IV Trustee shall furnish the Accountants with such information as they may from time to time request (with a copy to the Producers), to the extent such information is in the possession of the Bontang IV Trustee, as to Debt Service and other matters stated by the Accountants to be necessary to enable them to perform their functions under the Debt Service Allocation Agreement in a timely manner.

          (k) After the date of payment of the final installment of principal of and accrued interest on the loans made pursuant to the Loan Agreement and the payment of all other amounts due thereunder and under the Notes and the Letter Agreement, at the time such final installments are paid the Bontang IV Trustee shall forthwith convert to cash any investments then held in the Debt Service Account and Reserve Account and promptly give notice to the Accountants of the amount held in such account after the receipt of such cash proceeds. Upon receipt of instructions from the Accountants, which shall state that they are issued pursuant to provisions of the Debt Service Allocation Agreement relating to final distribution of the Debt Service Account and Reserve Account, the Bontang IV Trustee shall distribute the funds then held in the Debt Service Account and Reserve Account, as specified in such instructions, and thereafter close the relevant accounts.


     3.4  Borrowing Instructions.

          (a) Prior to any borrowing under the Loan Agreement, Pertamina shall give the Bontang IV Trustee written notice of each entity and individual authorized to give borrowing instructions to the Bontang IV Trustee with respect to the Loan Agreement. No other entity or individual shall be authorized to give such borrowing instructions. Any such entity or individual may be changed by subsequent written notice from Pertamina to the Bontang IV Trustee.

          (b) Each borrowing instruction shall specify (i) that the borrowing is to be made under the Loan Agreement, (ii) the date and amount thereof and (iii) the persons to whom the Loan Proceeds should be paid, which (x) in the case of amounts still to be ap-plied to the design, engineering, procurement and construction of or otherwise relating to Train F shall be a disbursement trust fund of the type referred to in Section 3.5 hereof, (y) in the case of reimbursement of costs previously incurred for the design, engineering, procurement and construction of or otherwise relating to Train F shall be to such persons as the borrowing instruction shall specify, and (z) in the case of Borrowed Amounts, shall be as provided in Sections 3.2(d), (e) and (f).

          (c) In the event any borrowing instruction does not include all of the information required by subsection (b) above, the Bontang IV Trustee shall promptly so notify the instructing entity by telex, cable or facsimile transmission (with a copy to the Producers) and shall not comply with such incomplete instructions.

          (d) The Bontang IV Trustee shall take such action as is required to effect the specified borrowing under the Loan
Agreement.

     3.5  Disbursement Trust; Payment Instructions.

          (a)  Subject to Sections 3.2(d), (e) and (f) and
3.4(b)(iii)(y), all Loan Proceeds shall be disbursed directly into a disbursement trust fund pursuant to a Disbursement Trust
Agreement for Train F having the following features:

               (i) The disbursement trust fund will be maintained by Continental Bank International, as Disbursement Trustee.

               (ii) The parties to the Disbursement Trust Agreement shall be the Disbursement Trustee and the Bontang IV Trustee.

               (iii) The Bontang IV Trustee shall have the power to enter into or modify the Disbursement Trust Agreement upon its receipt of notice from the Producers that they have approved the form and terms of such agreement or modification and that they authorize and request the Bontang IV Trustee to enter into such agreement or modification. Notwithstanding the provisions of
Section 12.3, the representative of a Contractor shall not have authority to give such approval for any Contract or other than itself.

          (b) (i) Pertamina shall, at the time the Disbursement Trust Agreement is executed and delivered, give the Bontang IV Trustee written notice of each entity and individual authorized to give payment instructions to the Bontang IV Trustee with respect to the Disbursement Trust Agreement. No other entity or individual shall be authorized to give such payment instructions. Any such entity or individual may be changed by subsequent written notice from Pertamina to the Bontang IV Trustee.

               (ii) Each payment instruction shall be transmitted by telex or facsimile to the Bontang IV Trustee, with a copy by hand delivery or by telex or facsimile to the Producers, and shall include the following information:

                    (1)  the Disbursement Trust Agreement under
     which the payment is to be made;

                    (2)  the name of the payee and the place and
     manner of payment;

                    (3)  the amount of such payment and the
     currency to be used; and

                    (4) a brief description of the purpose of such payment, together with the relevant invoice number or designation of other relevant payment documentation.

               (iii) In the event any payment instruction does not include all of the information required by subsection (ii) above, the Bontang IV Trustee shall promptly so notify the instructing entity by telex or facsimile transmission (with a copy to the Producers) and shall not comply with such incomplete instructions.

               (iv) Except in the case of payments to be made as provided in Section 3.4(b) for costs previously incurred or as provided in Sections 3.2(d), (e) and (f), the Bontang IV Trustee shall forward each payment instruction to the Disbursement Trustee.

          (c) (i) With respect to the Disbursement Trust Agreement and the investment income earned from amounts held thereunder in each calendar year, the Producers shall, on or after February 15 in each year, cause the Accountants to notify the Bontang IV Trustee (with a copy to the Producers) of the amount of such investment income earned during the previous calendar year (and not disbursed pursuant to payment instructions) and the portions due each of the Producers. Upon receipt of each such notice, the Bontang IV Trustee shall promptly send the same to the Disbursement Trustee, which notices shall include a payment instruction for the Disbursement Trustee to pay such amount to the Bontang IV Trustee.

               (ii) From time to time, the Producers may notify the Bontang IV Trustee that all Financed Capital Projects to be paid for under the Disbursement Trust Agreement have been completed.
Any such notice shall contain the following information:

                    (1) With respect to Loan Proceeds still held under the Disbursement Trust Agreement, the portion thereof to be repaid to the Lenders, the portion thereof to be paid to the Bontang IV Trustee for the account of the Producers and the portion thereof to which each of the Producers is entitled.

                    (2) With respect to investment income earned under the Disbursement Trust Agreement and not previously distributed, the portion thereof to be paid to the Bontang IV Trustee for the account of the Producers and the portion thereof to which each of the Producers is entitled.

          Upon receipt of such notice, the Bontang IV Trustee shall send the same to the Disbursement Trustee together with an instruction to terminate the disbursement trust under, and to make payment of all amounts then held under, the Disbursement Trust Agreement in conformity with the notice referred to above in this clause (ii) and the terms of the Disbursement Trust Agreement.

     3.6 Duties of Bontang IV Trustee with Respect to Instructions. In acting on any borrowing instruction or forwarding any payment instruction hereunder or any Notice of Borrowing under the Loan Agreement, the Bontang IV Trustee shall not have any responsibility for determining whether or not the borrowing being incurred or the payment being made is being properly incurred or made in accordance with the provisions of any agreement or any understandings among the Producers or any other parties, it being understood that the Bontang IV Trustee's sole responsibility in such circumstances shall be to take such action with respect to such instruction as specified in Section 3.4 or Section 3.5(b), as the case may be.

     3.7 Bontang IV Depositaries. The Bontang IV Trustee shall, upon the authorization and request of the Producers, and in accordance with the Loan Agreement, appoint or remove any Bontang
IV Depositary as set forth below.

          (a) The Bontang IV Trustee may entrust any Bontang IV Depositary with the exclusive custody and possession of any funds, properties and rights in the Debt Service Account or the Reserve Account or both. The Bontang IV Trustee's responsibility with respect to the funds, properties and rights held by a Bontang IV Depositary shall be only to maintain and administer the accounting of the Debt Service Account or the Reserve Account or both. Each Bontang IV Depositary shall have the exclusive custody and possession of the funds, properties and rights held by it.

          (b) It shall be a condition to the appointment of any Bontang IV Depositary hereunder that the bank, trust company or financial institution so appointed shall conform to the definition of "Bontang IV Depositary" set forth herein and shall agree to hold the funds, properties and rights held by it in trust on the same basis, and subject to the same rights and obligations, as are set forth in this Agreement with respect to the Bontang IV Trustee, and upon such agreement such rights and obligations shall be enjoyed by and binding upon such Bontang IV Depositary. The terms of appointment of any Bontang IV Depositary shall not be inconsistent with the provisions of this Agreement.

          (c) Without the written consent of the Producers and the Agent on behalf of the Majority Lenders pursuant to the Loan Agreement, no funds, properties or rights shall be transferred from the custody and possession of the Bontang IV Trustee to the custody and possession of the Bontang IV Depositary nor, except in the case such transfer shall be required for effecting payments necessary hereunder, shall any such funds, properties or rights be transferred from a Bontang IV Depositary to the Bontang IV Trustee without such consent.


                                 ARTICLE 4

                ESTABLISHMENT OF BONTANG IV PAYMENT ACCOUNT

     4.1 Bontang IV Payment Account. On the Effective Date, a sub-account of the Bontang IV General Account designated as the "Bontang IV Payment Account" shall be opened by the Bontang IV
Trustee at the Trustee's Office.


     4.2 Funds to be Deposited. Commencing on the date of the first receipt by the Bontang IV Trustee under Article 2 and continuing throughout the term of this Agreement the Bontang IV Trustee shall, promptly after receipt by it of any amount hereunder (other than Loan Proceeds), deposit in the Bontang IV Payment Account all amounts in the Bontang IV General Account other than Source of Debt Service and all amounts of Source of Debt Service in the Bontang IV General Account not required to be paid over into the Debt Service Account or the Reserve Account pursuant to the provisions of Sections 3.2 and 3.3. In addition, in respect of each Quarterly Period, the Bontang IV Trustee shall, promptly after the written statement setting forth the Debt Coverage Ratio to be delivered in such Quarterly Period pursuant to Section 6.1(b) of the Loan Agreement shall have been delivered to the Lenders, deposit in the Bontang IV Payment Account the amount, if any, by which the amount then in the Regular Reserve Account exceeds the Anticipated Loan Amounts applicable for such Quarterly Period in accordance with Section 3.2(i)(1).


                                 ARTICLE 5

             DISBURSEMENTS WITH RESPECT TO PROCESSING CHARGES

     5.1 Submission and Payment. The Producers shall submit to the Bontang IV Trustee debit notes received from P.T. Badak on account of LNG processing charges. To the extent that funds are then held in the Bontang IV Payment Account the Bontang IV Trustee shall, promptly upon receipt of notice from the Producers that any such debit note has been approved for payment, pay to P.T. Badak from the Bontang IV Payment Account the amount of such debit note, pursuant to procedures to be agreed upon pursuant to Section 5.2.

     5.2 Payment Procedures. The Producers shall agree with P.T. Badak on appropriate procedures for the payment of funds payable to P.T. Badak pursuant to Section 5.1, and shall advise the Bontang IV Trustee of such procedures, which shall include a requirement that P.T. Badak furnish the Bontang IV Trustee with an acknowledgment that each payment by the Bontang IV Trustee hereunder fully satisfies the liabilities of the Producers with respect to the debit note to which the payment relates.


                                 ARTICLE 6

                DISBURSEMENTS WITH RESPECT TO OTHER CHARGES

     6.1 Submission and Payment. It is contemplated that other charges with respect to the production, sale or delivery of LNG sold under the LNG Sales Contract will from time to time be payable from the Bontang IV Payment Account. Any Producer may submit to the Bontang IV Trustee payment orders or instructions, or invoices or other statements, received by it with respect to such charges. To the extent that funds are then held in the Bontang IV Payment Account, the Bontang IV Trustee shall, promptly upon receipt of notice from the Producers that any such payment order, instruction, invoice or statement has been approved for payment, pay to the person entitled thereto from the Bontang IV Payment Account the amount thereof, pursuant to procedures to be agreed upon pursuant to Section 6.2.

     6.2 Payment Procedures. The Producers shall agree with the person submitting any invoice or statement payable pursuant to
Section 6.1 on appropriate procedures for the payment thereof, and shall advise the Bontang IV Trustee of such procedures, which shall include a requirement that the person receiving payment furnish the Bontang IV Trustee with an acknowledgment that each payment by the Bontang IV Trustee hereunder fully satisfies the liabilities of the Producers with respect to the invoice or statement to which the payment relates.


                                 ARTICLE 7

             DISBURSEMENTS WITH RESPECT TO SHARING PERCENTAGES

     7.1 Approved Level of Working Capital; Sharing Percentages. For the purposes of this Agreement the "Approved Level of Working Capital" shall be that amount, if any, specified to the Bontang IV Trustee in a notice from the Producers, and the respective "Sharing Percentages" of each Producer shall be the percentages set forth in the most recent certificates furnished to the Bontang IV Trustee pursuant to Section 7.3.

     7.2 Charging of Amounts Payable; Payment of Excess. The respective Sharing Percentages of each Producer of all amounts required to be paid into the Debt Service Account and the Reserve Account under Sections 3.2 and 3.3, and of all amounts required to be paid under Articles 5 and 6 and Sections 7.5 and 10.2, shall be charged to each such Producer's Bontang IV Trust Fund Account. The
(i) respective Sharing Percentages of each Producer of any excess funds transferred from the Regular Reserve Account pursuant to
Section 4.2, (ii) amount of any excess funds distributed to each Producer from the Debt Service Account and Reserve Account pursuant to Section 3.3(k), and (iii) portion due each Producer from any amounts received by the Bontang IV Trustee from the Disbursement Trustee pursuant to Section 3.5(c), shall be credited to each such Producer's Bontang IV Trust Fund Account. Whenever and to the extent that the amount held in the Bontang IV Payment Account at the end of any business day of the Bontang IV Trustee in the City of New York is in excess of the Approved Level of Working Capital, after having deducted all amounts then required to be paid into the Debt Service Account and the Reserve Account under Sections 3.2 and 3.3, and all amounts then payable by the Bontang IV Trustee under Articles 5 and 6 and Sections 7.5 and 10.2, then, except as otherwise provided in Section 7.3 or Article 11, such excess shall be immediately paid out to the Producers in accordance with their respective Sharing Percentages, as specified in the most recent certificate for the current year furnished pursuant to Section 7.3.

     7.3 Accountants. The Producers shall mutually appoint a firm of independent public accountants to act as the accountants hereunder (the "Accountants") and shall promptly advise the Bontang IV Trustee of such appointment.

     The Accountants shall be directed to furnish to the Bontang IV Trustee (with a copy to the Producers) a certificate on or before the 15th day of December in each calendar year (initially for 1991 on or before the date hereof) setting forth the respective Sharing Percentages of each Producer for the following calendar year (for 1991 in the case of the first such certificates).

     The Sharing Percentages shall be calculated as provided in the respective Supply Agreements and the respective Production Sharing Contracts, based upon actual or estimated production and costs as required thereby.

     The Accountants shall also be directed to furnish to the Bontang IV Trustee (with a copy to the Producers) on or before the 15th day of March, June and September in each calendar year a revision of the certificate furnished for such year setting forth the respective Sharing Percentages of each Producer based upon revised estimates of production and costs for such year.

     In addition, the Accountants shall be directed to furnish to the Bontang IV Trustee (with a copy to the Producers) on or before the 15th day of February in each calendar year, commencing February 15, 1992, a final version of the certificate for the previous year setting forth the respective Sharing Percentages of each Producer based upon actual production and costs for the previous year.

     Every revised and final certificate shall specify the amount, if any, by which the aggregate amount paid by the Bontang IV Trustee to each Producer pursuant to the initial certificate and any earlier revisions thereof under this Article 7 was greater or less than the amount that would have been paid to each on the basis of the Sharing Percentages which are certified therein and shall specify the amount that will be required to be paid to any underpaid Producer, in order to bring the total amount paid to it into equitable relation to the amount paid to any overpaid Producers so that the payments, as adjusted, would be in accordance with such Sharing Percentages. In the event that any such certificate indicates that any of the Producers has been underpaid, the Bontang IV Trustee, after receipt of the certificate, shall pay to any such Producers pro rata in proportion to the amount by which each such Producer was underpaid, all amounts otherwise payable under this Article 7 to the Producers which have been overpaid until each such underpaid Producer shall have received the entire amount stated in the certificate as required to be paid to such underpaid Producer. After each such Producer has received the entire amount it is entitled to receive as aforesaid, the Bontang IV Trustee shall make all future payments to the Producers out of the funds remitted in respect of the LNG Sales Contract in accordance with the Sharing Percentages specified in the most recent certificate relating thereto furnished to Bontang IV Trustee pursuant to this Section 7.3.

     7.4 Arrangements for Payment. Each Producer shall make such reasonable arrangements with the Bontang IV Trustee as it shall deem appropriate for the payment to it of amounts payable to it under the terms of this Article 7. Except as otherwise provided in
Section 7.5, each Contractor shall make its own arrangements with respect to such payments directly with the Bontang IV Trustee and, notwithstanding the provisions of Section 12.3, the representative of any Contractor Group shall have no authority to act for any Contractor other than itself in making such arrangements.

     7.5 Special Disbursement Instructions. The Producers acknowledge that from time to time it may be necessary for amounts which would otherwise be paid to Producers pursuant to Section 7.2 to be paid instead to (a) persons who have submitted invoices or other statements for charges with respect to the production, sale or delivery of LNG or LPG from the Bontang Plant under sales contracts other than the LNG Sales Contract, (b) the trustee under any trust established to pay charges of the type described in (a) above, (c) the trustee under any of the Other Trust Agreements or
(d) Mobil, in order to satisfy certain obligations of the Producers having interests in the Bontang IV Payment Account. Accordingly, notwithstanding the payment arrangements made with the Bontang IV Trustee pursuant to Section 7.4, each Contractor hereby authorizes the representative of any of the Contractor Groups of which it is a member, as designated in or pursuant to Section 12.3, to give to the Bontang IV Trustee from time to time on its behalf such Special Disbursement Instructions as such representative may deem necessary or appropriate to authorize such payments. Each representative shall give copies of any such Special Disbursement Instruction to the members of its Contractor Group contemporaneously with the transmission thereof to the Bontang IV Trustee, by the same means of transmission. As used herein, a "Special Disbursement Instruc-tion" means an instruction so entitled which (i) is given by the Producers as provided in Section 12.3, (ii) instructs the Bontang IV Trustee to pay to persons described in clauses (a), (b), (c) or
(d) above any amount which would otherwise be paid to Producers pursuant to Section 7.2, and (iii) specifies the funds from which such payment is to be made. Any Special Disbursement Instruction requiring payment to another trustee shall also specify the account or accounts to which such funds are to be credited and direct the Bontang IV Trustee to notify such trustee that such payment is a Special Disbursement Amount for the account or accounts so specified. The inclusion of this Section 7.5 shall have no effect on the authority of the Bontang IV Trustee to act and rely upon any other special disbursement or transfer instruction which does not comply with this Section 7.5 so long as such instruction is given in an instrument executed by all of the Producers.

     7.6 Payment Procedures. The Producers shall agree with the persons specified in Section 7.5(a) on appropriate procedures for the payment of the relevant invoices or statements, and shall advise the Bontang IV Trustee of such procedures which shall include a requirement that the person receiving payment furnish the Bontang IV Trustee with an acknowledgement that each payment by the Bontang IV Trustee hereunder fully satisfies the liabilities of the person to whom such invoice or statement is addressed with respect thereto.

     7.7 Receipt of Special Disbursements. The Bontang IV Trustee may from time to time receive Special Disbursement Amounts from the trustee under any of the Other Trust Agreements. Immediately upon the Bontang IV Trustee's receipt of any funds identified as a Special Disbursement Amount, such funds shall be impressed with the trust created hereby and become a part of the Bontang IV Trust Funds. Any such amounts received by the Bontang IV Trustee shall be deposited in the account hereunder specified by the remitting trustee.


                                 ARTICLE 8

           PROCEDURES RESPECTING ACCOUNTS UNDER  THIS  AGREEMENT

     8.1 Accounting for Assets. All assets under the jurisdiction and control of the Bontang IV Trustee and held from time to time in the Bontang IV Trust Funds shall be accounted for within the Bontang IV General Account specifying the sub-account to which such assets may be allocated, the bank or banks at which cash deposits may be maintained and the place or places at which investment securities may be held in custody for the account of the Bontang IV Trustee. The Bontang IV Trustee shall maintain such books of account and other records as may be necessary to ensure full and proper segregation of the funds credited to such accounts as may be established by the Bontang IV Trustee hereunder. It shall also segregate, and keep such accounts separate, from any accounts which may be established by it as trustee and paying agent under the Other Trust Agreements. Such books of account shall be open to inspection by the duly authorized representatives of any of the Producers at all reasonable times.

     8.2 Reports. The Bontang IV Trustee shall furnish to each of the Producers the following reports:

          (a) As soon as practicable (and not later than 45 days) after the close of each calendar year, a statement prepared by the Bontang IV Trustee, setting forth the amount and source (by category) of funds received pursuant to this Agreement and the dis-bursement of such funds as disclosed by the records and accounts kept by the Bontang IV Trustee pursuant to Section 8.1 during such preceding calendar year, and a statement of the cash and investments held in the accounts under this Agreement as of the end of such period.

          (b) Within 20 days after the close of each calendar quarter, a statement prepared by the Bontang IV Trustee setting forth the amount and source (by category) of funds received pursuant to this Agreement and the disbursements of such funds as disclosed by the records and accounts kept by the Bontang IV Trustee pursuant to Section 8.1 during such preceding calendar quarter and a statement of the cash and investments held in the accounts under this Agreement as of the end of such period.

          (c) Promptly after its receipt or disbursement of any funds pursuant to this Agreement, the Bontang IV Trustee shall notify the Producers by telex or facsimile transmission of such transactions specifying the amount and the source (by category) of the funds received and disbursed and the amounts credited or charged to the Bontang IV General Account or any sub-account thereof.

     Notwithstanding the provisions of Section 12.3 respecting the representatives of the Contractor Groups, each of the reports required by clauses (a) and (b) of this Section 8.2 shall be furnished by the Bontang IV Trustee directly to each Contractor at its address specified pursuant to Section 12.3.

     8.3 Producer Accounts. The Bontang IV Trustee shall maintain separate accounts for each Producer which are sufficient to reflect each such Producer's interest in the assets, liabilities, receipts and disbursements of the Bontang IV Trust Funds, and its right to distributions therefrom (the "Bontang IV Trust Funds Accounts").
It is the intention of each Producer that the trust created hereby be a security trust of the type described in Treas. Reg. 1.61-13(b) and I.T. 1942, III-1 C.B. 11 (1924). Accordingly, each Producer agrees for U.S. income tax purposes to account for its share of the receipts and disbursements made pursuant to this Agreement as if it had received such amounts directly and made such disbursements directly, and the Bontang IV Trustee agrees for United States income tax purposes, unless advised by the U.S. Internal Revenue Service to the contrary, to treat such receipts and disbursements in a manner consistent with its status as the agent for each such party, or if so advised by the Bontang IV Trustee's counsel, as the trustee of a separate grantor trust for each such party within the meaning of Section 671 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.


                                 ARTICLE 9

         INVESTMENT OF FUNDS HELD IN ACCOUNTS UNDER THIS AGREEMENT

     9.1 Permitted Investments. The Bontang IV Trustee shall invest amounts held by it from time to time in the Bontang IV
Payment Account, the Debt Service Account and the Reserve Account solely in:

               (i) Eurodollar bank time deposits or Eurodollar certificates of deposit with banks or both whose deposits are rated "P-l" by Moody's Bank Credit Report Service and "A-l+" by Standard and Poor's Corporation CD Ranking Service; or

               (ii) such other types of short-term interest-bearing bank time deposits and certificates of deposit (x) as to which there is applicable a sovereign guarantee of repayment of principal or other evidence of sovereign support in respect of such repayment as approved by the Producers and, with respect to amounts, if any, held in the Debt Service Account or the Reserve Account or any sub-account thereof for the Lenders under the Loan Agreement, approved by the Majority Lenders; and (y) issued by banks having at least $100,000,000.00 (or its equivalent) of capital and earned surplus (or equivalent accounts) as reflected in the then current financial statements of the issuing banks; or

               (iii) if, due to the relatively small amount of funds to be invested, the unconventional period during which such funds are to be invested or similar factors, investments of the type authorized by clauses (i) and (ii) above are not generally available for such funds, the Bontang IV Trustee may invest such funds in short-term Eurodollar time deposits, Eurodollar certificates of deposit or Eurodollar repurchase agreements, or any combination of the foregoing, in each case with any bank or banks each having at least $100,000,000.00 (or its equivalent) of capital and earned surplus (or equivalent accounts) as reflected in the then current financial statements of such bank or banks; provided, however, that the aggregate principal amount of such funds so invested shall not exceed $1,000,000.00 at any one time.

     In no event shall the aggregate amount invested by the Bontang IV Trustee pursuant to the foregoing provisions in time deposits or certificates of deposit with, or issued by, respectively, any one bank exceed 10% of such bank's capital and earned surplus (or equivalent accounts) as reflected in the bank's then current financial statements. For purposes of investments pursuant to clause (ii) above, the Bontang IV Trustee shall request the approval of the Producers in accordance with Section 12.5 and, as applicable, the Majority Lenders by giving notice, which request shall specify the type of investment proposed and the nature of any sovereign guarantee or support applicable thereto. The Bontang IV Trustee shall use its best efforts to assure that the final maturity of any such investment does not extend beyond the time when the amounts used to acquire such investments would be required for any other application hereunder.

     9.2 Prudence and Yield. In making any investments pursuant to Section 9.1 the Bontang IV Trustee shall be guided by the standards of a prudent investor seeking the maximum yield available consistent with security of principal at all times.

     9.3 Interest Allocation. Interest or any other income arising out of investment of the Bontang IV Trust Funds shall be and become a part of the Bontang IV Trust Funds, allocated to the account for which such investment was made. Interest or any other income arising out of investment of funds in a sub-account of the Debt Service Account or the Reserve Account shall be allocated to the sub-account for which such investment was made.

                                ARTICLE 10

                     CONCERNING THE BONTANG IV TRUSTEE

     10.1 Duties. In connection with its duties, rights and powers under this Agreement (including in relation to transactions it may enter into pursuant hereto), the Bontang IV Trustee shall be subject to the following:

          (a) The Bontang IV Trustee shall be entitled to act upon any notice, certificate, request, direction, waiver, receipt or other document which it in good faith believes to be genuine; and it shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability of any provisions contained therein.

          (b) The Bontang IV Trustee shall not be liable for any error of judgment or for any act done or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing, except for its own gross negligence or willful misconduct.

          (c) The Bontang IV Trustee may consult with, and obtain advice from, accounting and legal advisers and it shall incur no liability or loss and shall be fully protected in acting in good faith in accordance with the opinion and advice of such advisers.

          (d) The Bontang IV Trustee shall have no duties other than those specifically set forth or provided for in this Agreement. The Bontang IV Trustee shall have no obligation to familiarize itself with and shall have no responsibility with respect to any agreement to which it is not a party relating to the transactions contemplated by this Agreement nor any obligation to inquire whether any notice, instruction, statement or calculation is in conformity with the terms of any such agreement, except for those irregularities, errors or mistakes apparent on the face of such document or to the knowledge of the Bontang IV Trustee. If, however, any remittance or communication received by the Bontang IV Trustee appears erroneous or irregular on its face, the Bontang IV Trustee shall be under a duty to make prompt inquiry to the person or party originating such remittance or communication in order to determine whether clerical error or inadvertent mistake has occurred.

     10.2 Compensation. The Bontang IV Trustee shall be entitled to reasonable compensation to be agreed upon from time to time among the parties for the services to be performed by it hereunder and to be reimbursed for all reasonable out-of-pocket expenses incurred by the Bontang IV Trustee in connection therewith. The Bontang IV Trustee may charge such agreed compensation and expenses to the Bontang IV Payment Account, providing the Producers with such evidence as to the nature and amount of such expenses as any of the Producers may reasonably require. If the balance in the Bontang IV Payment Account is insufficient therefor, each Producer shall pay such compensation and expenses to the Bontang IV Trustee, provided, however, that the obligation of each respective Contractor with respect to this Section 10.2 shall be pro rata in accordance with its respective Sharing Percentage.

     10.3 Resignation. The Bontang IV Trustee may, at any time, by notice to the Producers and the Agent tender its resignation as Trustee and Paying Agent under this Agreement. The Producers may, at any time by notice jointly given by them, terminate the Bontang IV Trustee's appointment hereunder. Such resignation or termination shall be effective as from the appointment of a successor as hereinafter provided.

     10.4 Appointment of Successor. Within 60 days of receipt of a notice of resignation or issuance of a notice of termination, the Producers shall jointly appoint a successor, being a bank in the United States acceptable to the Producers. The proposed successor bank (the "Successor") shall promptly give notice of its ap-pointment to the Bontang IV Trustee and shall execute and deliver to each of the parties hereto an instrument in writing accepting its appointment hereunder which shall specify the office of the Successor in the United States which is to be the Trustee's Office for the purpose of this Agreement.

     10.5 Application to Court. If in any case a Successor shall not be appointed pursuant to the foregoing provisions of this
Article 10 within the 60 days aforesaid, the Bontang IV Trustee may apply to any court of competent jurisdiction to appoint a Successor, notwithstanding the provisions of Section 12.2. Such court may thereupon, in any case, after such notice, if any, as such court may deem proper and prescribe, appoint a Successor.

     10.6 Successor Vested with Rights. Upon and from the execution and delivery of its acceptance in writing as aforesaid, the Successor without any further act or deed shall become fully vested with all the rights, powers and duties and subject to all the obligations of the Bontang IV Trustee hereunder, but the Bontang IV Trustee, upon payment of all sums due it and on the written request of the Producers shall execute and deliver an instrument transferring to the Successor the Bontang IV Trust Funds, including all funds held in the Bontang IV Payment Account, the Debt Service Account and the Reserve Account and assigning to the Successor all its rights hereunder and under any Bontang IV Disbursement Trust Agreements and all of its rights with respect to any Bontang IV Depositary.

     10.7 Payments After Notice. Upon and from the date of notification from any Successor, any person required to pay amounts to the Bontang IV Trustee under this Agreement shall pay the Successor at its office specified as aforesaid all amounts described herein as payable to the Bontang IV Trustee.

     10.8 Indemnification. The Producers hereby agree to indemnify the Bontang IV Trustee for, and to hold it harmless against any loss, liability, claim, judgment, settlement, compromise or reasonable expense incurred or suffered without gross negligence or willful misconduct on the part of the Bontang IV Trustee, arising out of or in connection with its entering into this Agreement and carrying out its duties or exercising its rights hereunder, including the cost and expenses of defending itself against any claim of liability in the premises.

     10.9 Trustee in Individual Capacity. Each of the parties hereto acknowledges and consents that the Bontang IV Trustee, in its individual capacity, or any affiliate thereof shall have the same rights, powers and authority to enter into any deposit agreement, loan agreement or any other banking or business relationship permitted by law with any of the Producers, the Lenders or the Agent (without having to account therefor to any of the Producers) as though it were not the Trustee and Paying Agent under this Agreement.


                                ARTICLE 11

                          DEBT SERVICE ALLOCATION

     11.1 Debt Service Allocation Definitions. In addition to and in amendment of the terms defined elsewhere in this Agreement, the following terms shall, solely for purposes of this Article 11, have the meanings set forth below:

     "Aggregate Dollar Share" shall have the meaning set forth in
Section 11.3.

     "Allocation Trust Agreements" shall mean this Agreement, the Bontang III Trust Agreement, the Bontang II Trust Agreement, the
Bontang Excess Sales Trust Agreement and the Bontang LPG Trust
Agreement.

     "Allocation Trustees" shall mean all of the trustees under the Allocation Trust Agreements, collectively, and "Allocation
Trustee" shall mean one of such Allocation Trustees as the context may require.

     "Bontang LPG Trust Agreement" shall mean the Bontang LPG
Trustee and Paying Agent Agreement, dated as of August 1, 1988, among the Producers and Continental Bank International, as hereafter amended.

     "Bontang LPG Trustee" shall mean the trustee and paying agent under the Bontang LPG Trust Agreement.

     "Borrowing Trustees" shall mean those Trustees which are a party to any of the Financing Agreements and "Borrowing Trustee" shall mean one of such Borrowing Trustees as the context may require.

     "Contingent Support" shall have the meaning set forth in
Article 1 of the Bontang III Trust Agreement.

     "Contingent Support Trustees" shall mean all of the trustee and paying agents under the Bontang Excess Sales Trust Agreement and any Special Long Term Sales Trust Agreements of which the Bontang IV Trustee has been notified by Pertamina, collectively, and "Contingent Support Trustee" shall mean one of such Contingent Support Trustees as the context may require.

     "Debt Service" shall mean (i) amounts paid into any Debt Service Account by a Borrowing Trustee (other than amounts so paid from the proceeds of any borrowing under a Financing Agreement or by the Bontang III Trustee from Contingent Support), (ii) amounts which any Borrowing Trustee has been notified as having been paid by one or more Producers and identified to such Borrowing Trustee as "Debt Service" under the Debt Service Allocation Agreement with respect to indebtedness of such Borrowing Trustee, (iii) Contingent Support paid by any Contingent Support Trustee to the Bontang III Trustee and (iv) trustee's fees and expenses of the Bontang I Trustee incurred in connection with Financing Agreement No. 1 or Financing Agreement No. 2 which are charged to the Badak Current Account under the Bontang I Trust Agreement.

     "Debt Service Accounts" shall mean all accounts, including any sub-accounts thereof, which a Borrowing Trustee opens and into which it transfers LNG revenues or other funds in anticipation of payments of, or as a reserve for possible payments of, principal, interest and other fees and expenses pursuant to any of the Financing Agreements and "Debt Service Account" shall mean one of such Debt Service Accounts as the context may require.

     "Estimated Debt Service Percentages" shall have the meaning set forth in Section 11.2.

     "Financing Agreement No. 1" shall mean Bontang Capital
Projects Loan Agreement No. 1 dated as of September 10, 1986, as heretofore and hereafter amended, entered into by the Bontang I
Trustee.

     "Financing Agreement No. 2" shall mean Bontang Capital
Projects Loan Agreement No. 2 dated as of June 9, 1987, as heretofore and hereafter amended, entered into by the Bontang I
Trustee.

     "Financing Agreement No. 3" shall mean Bontang III Loan
Agreement dated as of February 9, 1988, as hereafter amended, entered into by the Bontang III Trustee.

     "Financing Agreement No. 4" shall mean Bontang IV Loan
Agreement dated as of the date hereof, as hereafter amended, entered into by the Bontang IV Trustee.

     "Financing Agreements" shall mean Financing Agreement No. 1,
Financing Agreement No. 2, Financing Agreement No. 3, Financing
Agreement No. 4 and any other agreement designated as a "Financing Agreement" in a notice to the Bontang IV Trustee from the Producers.

     "Producers Agreement" shall mean any agreement so entitled among the Producers, or any of them, and lenders under a Financing Agreement, as heretofore and hereafter amended.

     "Provisional Debt Service" shall mean, with respect to any Debt Service, payments by any Allocation Trustee to reimburse Producers which have borne more than their respective Estimated Debt Service Percentages of such Debt Service, together with interest on the Reimbursement Amount from and including the date of such Debt Service payment to, but not including, the date of such reimbursement, at the rate equal to the weighted average of the interest rates in effect under Financing Agreement No. 3 on the date of such reimbursement.

     "Reimbursement Amount" shall mean the amount of any Provisional Debt Service payment other than the portion thereof attributable to interest on said reimbursement amount.

     "Special Long Term Sales Trust Agreements" shall have the meaning set forth in Article 1 of the Bontang III Trust Agreement.

     "Trust Agreements" shall mean, collectively, this Agreement and all Other Trust Agreements, and "Trust Agreement" shall mean one of such Trustee Agreements as the context may require.

     "Trustees" shall mean the trustee and paying agents under the Trust Agreements, and "Trustee" shall mean one of such Trustees as the context may require.

     11.2 Estimated Debt Service Percentages. The Debt Service Allocation Agreement requires that the Accountants calculate, and deliver to the Allocation Trustees from time to time certificates setting forth, the Estimated Debt Service Percentages for each Producer of the estimated amounts of each type of Debt Service to be paid by the Borrowing Trustees and the Contingent Support Trustees (the percentages last so certified as to each period for each Producer being its "Estimated Debt Service Percentages").
Each Trust Agreement to which a Borrowing Trustee is a party provides that such Borrowing Trustee shall promptly give notice to the Allocation Trustees of (i) each payment into a Debt Service Account made by such Borrowing Trustee specifying any amounts so paid from the proceeds of any borrowing under a Financing Agreement and, in the case of the Bontang III Trustee, from Contingent Support, (ii) each transfer, payment or distribution from a Debt Service Account, or any disbursement trust pursuant to a Financing Agreement, of funds in excess of the amount required to be held therein from time to time, (iii) each payment of Debt Service of which such Borrowing Trustee has been notified made by a Producer pursuant to a Producers Agreement, and (iv) the portion of each such payment of Debt Service, whether made by such Borrowing Trustee or a Producer, borne by each Producer, after taking into account such Producer's interest in any excess funds transferred, paid or distributed from any Debt Service Account, or any disbursement trust pursuant to a Financing Agreement, to or for the account of any Producers. Each Trust Agreement to which a Contingent Support Trustee is a party provides for similar notices.

     In the event that such notices received by the Bontang IV Trustee, together with the notices referred to in the last sentence of this paragraph and all similar notices received from the other Allocation Trustees, considered in the aggregate, show at any time that any Producers have borne more than their Estimated Debt Service Percentages of Debt Service ("underpaid Producers"), the Bontang IV Trustee shall thereafter make Provisional Debt Service payments to the underpaid Producers, pro rata in proportion to the excess amount borne by each such Producer, out of all amounts otherwise payable under Article 7 to the Producers which have borne less than their Estimated Debt Service Percentages of such Debt Service until the Reimbursement Amount of the aggregate Provisional Debt Service payments received by each of the underpaid Producers from the Allocation Trustees equals the excess amount of Debt Service borne by such Producer. The Bontang IV Trustee shall promptly advise each other Allocation Trustee of each such Provisional Debt Service payment made by it.

     11.3 Aggregate Dollar Share. The Debt Service Allocation Agreement also requires that the Accountants calculate, and deliver to the Allocation Trustees from time to time certificates setting forth, the portion of Debt Service each Producer should have borne of the Debt Service paid by the Borrowing Trustees and the Contingent Support Trustees (the amount last so certified as to each period for each Producer being its "Aggregate Dollar Share") and the portion thereof which has actually been borne by each Producer. In the event that any such calculations indicate that any Producers have borne more than their Aggregate Dollar Shares of Debt Service during the period in question ("underpaid Producers"), the Accountants are required to instruct the Bontang IV Trustee to pay to the underpaid Producers, pro rata in proportion to the excess amount borne by each such Producer, all amounts otherwise payable under Article 7 to the Producers which have borne less than their Aggregate Dollar Shares for the period in question until the aggregate amount received by each of the underpaid Producers from the Allocation Trustees (as shown by the notices referred to in the last sentence of this paragraph and all similar notices received from the other Allocation Trustees) equals the amount stated in such instructions to be the excess amount borne by such Producer. The Bontang IV Trustee shall promptly advise each other Allocation Trustee of each such payment pursuant to this Section 11.3.

     Upon receipt of any such instructions the Bontang IV Trustee shall give effect thereto commencing with the next payments to Producers pursuant to Article 7.

     11.4 Pro Rata Treatment. In the event that the funds available for making the payments required by Sections 11.2 and
11.3 shall not be sufficient to make the payments therein required in full, such funds shall be paid to the Producers entitled to payments pursuant to such Sections pro rata in proportion to the amounts payable to each such Producer thereunder.

     11.5 Income From the Disbursement Trust. In order to implement the provisions of Section 2.4 of the Debt Service Allocation Agreement, upon receipt of instructions from the Accountants, which shall state that they are issued pursuant to said Section, and receipt from the Disbursement Trustee of the funds specified in such instructions, the Bontang IV Trustee shall distribute the funds so received as specified in such instructions.


                                ARTICLE 12

                               MISCELLANEOUS

     12.1 Counterparts; Term. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Bontang IV Trustee. This Agreement shall be effective as of the date hereof, and shall remain in effect until the Producers shall have notified the Bontang IV Trustee that this Agreement shall terminate.

     12.2 Disputes. All disputes arising among the parties relating to this Agreement or the interpretation or performance thereof, shall be finally settled by arbitration conducted in the English language in Paris, France, by three arbitrators under the rules of arbitration of the International Chamber of Commerce. Judgment upon the award rendered may be entered in any court having jurisdiction, or application be made to such court for a judicial acceptance of the award and an order of enforcement as the case may be. Any award made under this Section 12.2 shall be binding upon all parties concerned.

     12.3 Notices. All notices, approvals, instructions, and other communications for purposes of this Agreement shall be in writing, which shall include transmission by cable, telex, or facsimile transmission. All communications given by mail, cable, telex, or facsimile transmissions shall be directed as set forth below, provided that in the event any communication is received by the Bontang IV Trustee from a cable, telex or facsimile number other than those set forth below, its responses thereto may be directed to the number from which such communication was received.

               (a) To Pertamina at the following mail, cable, telex and facsimile addresses, in each case to the attention of the Director of Finance:

          Perusahaan Partambangan Minyak dan Gas Bumi Negara
            (Pertamina)
          Jalan Medan Mardeka Timur 1A
          Jakarta, Indonesia
          Cable:         Pertamina Jakarta, Indonesia via RCA
          Telex No.:          44441/44134
          (Answerback):       PTMJKT 1A)
          Facsimile No.: 62-21 343 882

               (b) To the Contractors comprising the Vico Group at the following mail, telex and facsimile addresses:

          Virginia Indonesia Company
          6-llth Floor
          Kuningan Plaza-South Tower
          Jalan H.R. Rasuna Said
          Kav.  C 11-14
          Jakarta Selatan, Indonesia
          Telex No. 79644421/7964457
          (Answerback: VICO IA)
          Facsimile No.: 62-21 380 0037

               (c) To the Contractors comprising the Total Group at the following mail, cable, telex and facsimile addresses:

          Total Indonesie
          P.O. Box 1010
          Jakarta 10010
          Indonesia
          Cable:         Totalindo Jakarta
          Telex  No.:         44108
          (Answerback:   TOTAL JKT)
          Facsimile No.: 62-21 520 0834

               (d) To the Contractors comprising the Unocal Group at the following mail, telex and facsimile addresses:

          Unocal Indonesia,  Ltd.
          Ratu Plaza Office Tower, 7th Floor
          Jalan Jenderal Sudirman
          Jakarta,  Indonesia
          Telex  No.:         47335
          (Answerback:   UNOCAL IA)
          Facsimile No.: 62-21 720 4499

               (e) To the Bontang IV Trustee or the trustee under any Other Trust Agreement at the following mail, telex and facsimile addresses, in each case to the attention of the LNG/LPG
Division:

          Continental Bank International
          520 Madison Avenue
          New York, New York  10022
          Telex  No.:         RCA 232304/ITT 420177
          (Answerback:   CBI UR/CBI UI)
          Facsimile No.: 1-212 605 1014/319 0676

               (f) To Mobil at the following mail, cable, telex and facsimile addresses:

          Mobil Oil Indonesia Inc.
          P.O. Box 400
          Jakarta, Indonesia
          Cable:         Mobiloil Jakarta
          Telex  No.:         47431
          (Answerback:   MOI JKT)
          Facsimile No.: 62-21 715 295

Each of Vico, Total and Unocal is hereby designated the sole representative of the Contractors comprising its respective Contractor Group for the giving and receipt of notices, approvals, instructions and other communications to or from the Contractors under this Agreement and, to the extent Contractors are entitled to give or receive notices, approvals or instructions thereunder, the Other Trust Agreements. For purposes of the foregoing, unless specifically provided otherwise, each reference in this Agreement to the Producers or the Contractors, shall insofar as the Contractors are concerned, require notices, approvals and other communications to and from such representatives. A new or successor representative may be designated by notice to such effect signed by all the Contractors comprising a Contractor Group given to the parties to this Agreement 10 days in advance of any such change. Until receipt of any such notice, the parties to this Agreement and the Other Trust Agreements may rely on any notice, approval, instruction or other communication from or to the representative of a Contractor Group as binding upon each of the Contractors in such Contractor Group; provided that except as otherwise provided in Section 7.5, nothing in this Agreement is intended to grant the representative of a Contractor Group (or any successor representative designated pursuant to this Section 12.3) any power or authority as among the Contractors in such Contractor Group themselves.

     The parties may designate additional addresses for particular communications as required from time to time, and may change any address, by notice given ten days in advance of such additions or changes. Immediately upon receiving communications by cable, telex or facsimile transmission, a party may request a repeat transmittal of the entire communication or confirmation of particular matters.

     Any notice to or from the Agent under the Loan Agreement shall be given in accordance with this Section 12.3, addressed, if to the Agent at the address set forth in the Loan Agreement.

     12.4 Incumbency Certificates; Notices.

          (a)  Pertamina and each representative of a Contractor
Group (or any successor representative of a Contractor Group designated pursuant to Section 12.3) shall each furnish the Bontang IV Trustee, from time to time, with duly executed incumbency certificates showing the names, titles and specimen signatures of the persons authorized on behalf of such party to give the notifications and approvals required by this Agreement.

          (b) The Producers shall arrange for the Accountants to provide the Bontang IV Trustee from time to time with a notification signed by two of its partners, advising the Bontang IV Trustee of the name and title, and furnishing a specimen signature, of the person or persons authorized to execute the certificates and other documents required by this Agreement.

          (c) The Producers shall arrange for Mobil to furnish the Bontang IV Trustee, from time to time, with duly executed incumbency certificates showing the names, titles and specimen signatures of the persons authorized on behalf of Mobil to give the notification and approvals required by this Agreement.

          (d) Each of the Contractors shall furnish the Bontang IV Trustee, from time to time, with such certificates or other evidence as the Bontang IV Trustee may reasonably require showing the names, titles, and specimen signatures of the persons authorized on behalf of such party to make the payment arrangements contemplated by Section 7.4. Each Contractor shall also furnish the Bontang IV Trustee, from time to time, with its address to which the reports required by Section 8.2 shall be sent.

          (e) The Bontang IV Trustee shall furnish the Producers with notice of the officers of the Bontang IV Trustee who are authorized to act on its behalf in the performance by the Bontang
IV Trustee of its duties under this Agreement.

          (f) The Producers and the Accountants the Bontang IV Trustee upon "test-key" arrangements for the purpose of authenticating communications between them respectively which authorize, accomplish, direct or otherwise deal with the transfer of money under this Agreement. If the Bontang IV Trustee or any Producer receives such a communication which does not comply with such arrangements, such recipient shall notify the sender of such failure to comply, requesting correction thereof, and shall take no action in accordance with such communication until such correction is effected.

     12.5 No Amendment Except in Writing. This Agreement may not be revoked, amended, modified, varied or supplemented except by an instrument in writing signed by all of the parties hereto.

     12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, United States of America applicable to agreements made and to be performed entirely within such state.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the date first above written.

                      PERUSAHAAN PERTAMBANGAN MINYAK
                      DAN GAS BUMI NEGARA (PERTAMINA)


               By /s/
                    Name:
                    Title:

VIRGINIA INDONESIA COMPANY              UNION TEXAS EAST
                                        KALIMANTAN LIMITED

By  /s/                                 By  /s/

  Name:                                 Name:
  Title:                                Title:


VIRGINIA INTERNATIONAL                  UNIVERSE GAS & OIL
COMPANY                                 COMPANY, INC.

By  /s/                                 By  /s/
  Name:                                 Name:
  Title:                                Title:


OPICOIL HOUSTON, INC.                   TOTAL INDONESIE

By  /s/                                 By  /s/
  Name:                                 Name:
  Title:                                Title:


ULTRAMAR INDONESIA LIMITED              UNOCAL INDONESIA, LTD.

By  /s/                                 By  /s/
  Name:                                 Name:
  Title:                                Title:

                                        INDONESIA PETROLEUM, LTD.

                                        By  /s/
                                                                           Name:
                                        Title:

                     CONTINENTAL BANK INTERNATIONAL

                    By /s/

                        Name:
                        Title:

                        APPOINTMENT OF ACCOUNTANTS

                                   UNDER

               BONTANG IV TRUSTEE AND PAYING AGENT AGREEMENT



  Reference is made to the Bontang IV Trustee and Paying Agent Agreement dated as of August 26, 1991 (the "Bontang IV Trustee and Paying Agent Agreement"), among the undersigned parties and Continental Bank International. Terms defined in the Bontang IV Trustee and Paying Agent Agreement shall have the same meanings herein as so defined.

  Pursuant to Section 7.3 of the Bontang IV Trustee and Paying Agent Agreement the independent public accounting firm of Hanadi Sudjendro & Co., Member firm of Klynveld Peat Marwick Goerdeler, and its successors from time to time, is hereby appointed to act as the Accountants thereunder. In preparation of the certificates required pursuant to Section 7.3 of the Bontang IV Trustee and Paying Agent Agreement such Accountants are authorized to rely upon confirmations from the auditors of the Total Group and the Unocal Group with respect to the percentages in which natural gas produced under their respective Production Sharing Contracts is shared among such Contractor Groups and Pertamina.

                   Dated _______________________, 1991.

                      PERUSAHAAN PERTAMBANGAN MINYAK
                      DAN GAS BUMI NEGARA (PERTAMINA)

                    By /s/
                        Name:
                        Title:


VIRGINIA INDONESIA COMPANY              UNION TEXAS EAST
                                        KALIMANTAN LIMITED


By  /s/                                 By  /s/
  Name:                                 Name:
  Title:                                Title:

VIRGINIA INTERNATIONAL                  UNIVERSE GAS & OIL
COMPANY                                 COMPANY, INC.

By  /s/                                 By  /s/
  Name:                                 Name:
  Title:                                Title:


OPICOIL HOUSTON, INC.                   TOTAL INDONESIE

By  /s/                                 By  /s/
  Name:                                 Name:
  Title:                                Title:


ULTRAMAR INDONESIA LIMITED              UNOCAL INDONESIA, LTD.

By  /s/                                 By  /s/
  Name:                                 Name:
  Title:                                Title:


                         INDONESIA PETROLEUM LTD.

                    By /s/
                        Name:
                        Title: